                                                                     EXHIBIT 2.2


Robert Jay Moore (#77495)
Thomas R. Kreller (#161922)
MILBANK, TWEED, HADLEY & McCLOY LLP
601 South Figueroa Street, 30th Floor
Los Angeles, California 90017-5735
Telephone:  (213) 892-4000
Telecopy:   (213) 629-5063


Reorganization Counsel for
MedPartners Provider Network, Inc.,
Debtor and Debtor in Possession




                         UNITED STATES BANKRUPTCY COURT

                         CENTRAL DISTRICT OF CALIFORNIA

                              LOS ANGELES DIVISION

In re                               )      Case No. LA 99-19256BR
                                    )
MEDPARTNERS PROVIDER                )      Chapter 11
NETWORK, INC., a California         )
corporation,                        )      SECOND AMENDED CHAPTER 11 PLAN
                                    )      OF MEDPARTNERS PROVIDER
         Debtor.                    )      NETWORK, INC. DATED JULY 7, 2000
                                    )
                                    )            Confirmation Hearing:
                                    )
                                    )      Date:  August 29, 2000
                                    )      Time:  10:00 a.m.
                                    )      Place: Courtroom 1668
                                    )             Edward R. Roybal Federal Bldg.
                                    )             255 E. Temple St.
____________________________________)             Los Angeles, California

                               TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS, INTERPRETATION AND RULES OF CONSTRUCTION.........2
         A.       Definitions...........................................2
                  1.1  $40 Million LC...................................2
                  1.2  85% Distribution.................................2
                  1.3  90% Cash Election................................2
                  1.4  90% Distribution.................................3
                  1.5  Administrative Claim.............................3
                  1.6  Administrative Claims Bar Date...................3
                  1.7  Allocation Order.................................3
                  1.8  Allowed Claim or Allowed Interest................3
                  1.9  Allowed [  ] Claim or Allowed [  ] Interest......3
                  1.10  Assets..........................................4
                  1.11  Bankruptcy Code.................................4
                  1.12  Bankruptcy Court................................4
                  1.13  Bankruptcy Rules................................4
                  1.14  Base Effective Date Cash........................4
                  1.15  Business Day....................................5
                  1.16  California Operations...........................5
                  1.17  Cash............................................5
                  1.18  Chapter 11 Case.................................5
                  1.19  Claim...........................................5
                  1.20  Claims Bar Dates................................5
                  1.21  Claims Monitor..................................5
                  1.22  Class...........................................5
                  1.23  Class 3 Subordinated Claims.....................5
                  1.24  Committee.......................................5
                  1.25  Company.........................................5
                  1.26  Confirmation....................................5
                  1.27  Confirmation Date...............................5
                  1.28  Confirmation Hearing............................6
                  1.29  Confirmation Order..............................6
                  1.30  Consenting MPI Sub..............................6
                  1.31  Consenting MPP..................................6
                  1.32  Consenting MPP Subordinated Claims..............6
                  1.33  Consenting Plan.................................6
                  1.34  Consenting Plan Released Parties................6
                  1.35  Consenting Provider.............................6
                  1.36  Consenting Provider Subordinated Claims.........6
                  1.37  Creditor........................................7
                  1.38  Debtor..........................................7
                  1.39  Debtor in Possession............................7
                  1.40  Disbursing Agent................................7
                  1.41  Disclosure Statement............................7
                  1.42  Disclosure Statement Hearing....................7

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

                  1.43     Disputed Claim or Disputed Interest................7
                  1.44     Disputed Claim Reserve.............................8
                  1.45     Effective Date.....................................8
                  1.46     Effective Date Cash................................8
                  1.47     Entity.............................................8
                  1.48     Estate.............................................8
                  1.49     Estate Distribution................................8
                  1.50     Examiner Order.....................................8
                  1.51     File or Filed......................................8
                  1.52     Final Distribution.................................8
                  1.53     Final Order........................................8
                  1.54     Final Preserved Claim..............................9
                  1.55     Health Care Services...............................9
                  1.56     Health Care Services Agreement.....................9
                  1.57     Health Plan........................................9
                  1.58     Impaired...........................................9
                  1.59     Initial Estate Distribution........................9
                  1.60     Interest...........................................9
                  1.61     Large Variance Creditors...........................9
                  1.62     Managed Physician Practices........................9
                  1.63     Management Agreement...............................9
                  1.64     MedPartners.......................................10
                  1.65     MedPartners California Account....................10
                  1.66     MedPartners Funding Commitment........ ...........10
                  1.67     MedPartners Release...............................10
                  1.68     MedPartners Released Parties......................10
                  1.69     MedPartners Subordinated Claims...................10
                  1.70     MPN...............................................10
                  1.71     MPN California Account............................10
                  1.72     MPN Plan Subordinated Claims......................10
                  1.73     MPN Plan Preserved Claims.........................10
                  1.74     MPN Plan Release..................................11
                  1.75     MPN Preserved Claims..............................11
                  1.76     MPN Provider Claims...............................11
                  1.77     MPN Provider Release..............................11
                  1.78     Mullikin Family Trust Secured Claims..............11
                  1.79     Net Cash Proceeds.................................11
                  1.80     Operating Reserve.................................11
                  1.81     Other Secured Claims..............................12
                  1.82     Other Unsecured Claims............................12
                  1.83     Person............................................12
                  1.84     Petition Date.....................................12
                  1.85     Plan..............................................12
                  1.86     Plan Stipulation..................................12
                  1.87     Post-Effective Date Cash..........................12
                  1.88     Priority Claim....................................13
                  1.89     Priority Tax Claim................................13
                  1.90     Pro Rata..........................................13

                  1.91     Provider Parties ....................................    13
                  1.92     Providers ...........................................    13
                  1.93     Provider Stipulation ................................    13
                  1.94     Reconstituted Committee .............................    13
                  1.95     Resolved Disputed Claims ............................    13
                  1.96     Retro Rate Recoveries ...............................    13
                  1.97     Revested Debtor .....................................    14
                  1.98     Scheduled ...........................................    14
                  1.99     Schedules............................................    14
                  1.100    Secured Claim .......................................    14
                  1.101    Secured Tax Claim ...................................    14
                  1.102    Security ............................................    14
                  1.103    Settlement Agreement ................................    14
                  1.104    Special Monitor-Examiner ............................    14
                  1.105    Stipulated Claims Amount ............................    14
                  1.106    Stipulated Estate Value .............................    14
                  1.107    Supplemental Estate Distribution ....................    15
                  1.108    Supplemental Plan Agreement .........................    15
                  1.109    Tangible Asset Recoveries ...........................    15
                  1.110    Taxes ...............................................    15
                  1.111    Topped Up Effective Date Cash .......................    15
                  1.112    Unpaid Administrative Expenses ......................    15
                  1.113    Unsecured Claim .....................................    16
         B.       Computation of Time ..........................................    16
         C.       Rules of Interpretation ......................................    16

ARTICLE 2 CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND
                           INTERESTS............................................    18
         A.       General ......................................................    18
         B.       Classification ...............................................    18
                  2.1      Class 1: Secured Claims .............................    19
                  2.2      Class 2: Priority Claims ............................    20
                  2.3      Class 3: Unsecured Claims ...........................    21
                  2.4      Class 4: Interests of Holders of MPN Common Stock ...    23

ARTICLE 3 TREATMENT OF UNCLASSIFIED CLAIMS......................................    24
         3.1      Unclassified Claims ..........................................    24

ARTICLE 4 TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED
                           LEASES ..............................................    26
         4.1      Assumption; Assignment .......................................    26
         4.2      Cure Payments; Assurance of Performance ......................    26
         4.3      Objections To Assumption Of Executory Contracts and
                  Unexpired Leases .............................................    27
         4.4      Rejection ....................................................    28
         4.5      Approval Of Rejection; Rejection Damages Claims Bar Date .....    28

ARTICLE 5 MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN ...................    28
         5.1      Vesting of Property of the Estate ............................    28



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

                  5.2  Business of Revested Debtor......................................................28
                  5.3  Post-Effective Date Reporting....................................................29
                  5.4  Management of Revested Debtor....................................................29
                  5.5  Funding of The Plan..............................................................30
                  5.6  Draws on $40 Million LC..........................................................31
                  5.7  Consensual Subordination, Waiver and Release of Certain Claims...................32
                  5.8  Waivers and Releases by MPN......................................................32
                  5.9  Limitation of Liability..........................................................33
                  5.10 Execution of Documents and Corporate Action......................................34
                  5.11 Exemption From Certain Transfer Taxes............................................34
                  5.12 Preservation of Rights of Action, Setoffs and Recoupments........................34
                  5.13 Objections to Claims; Expedited Claims Resolution................................36
                  5.14 Surrender of Existing Letters of Credit..........................................36

ARTICLE 6 DISTRIBUTIONS ON ACCOUNT OF ALLOWED CLAIMS AND INTERESTS......................................36
         A.       Distributions Generally...............................................................36
                  6.1  Distributions by Disbursing Agent................................................36
                  6.2  Delivery of Distributions in General.............................................37
                  6.3  Cash Payments....................................................................37
                  6.4  No De Minimis Distributions......................................................37
                  6.5  Face Amount......................................................................37
                  6.6  Undeliverable Distributions......................................................37
                  6.7  Compliance with Tax Requirements.................................................38
         B.       Distributions to Classes of Claims....................................................38
                  6.8  Distribution to Class 1A.........................................................38
                  6.9  Distribution to Class 1B.........................................................38
                  6.10 Distribution to Class 1C.........................................................38
                  6.11 Distribution to Class 2..........................................................39
                  6.12 Distribution to Class 3..........................................................39
                  6.13 Disputed Claims Reserves.........................................................44
                  6.14 Disbursement of Residual Funds to MedPartners....................................45

ARTICLE 7 CONDITIONS TO THE EFFECTIVE DATE..............................................................45
                  7.1  Conditions to Effective Date.....................................................45
                  7.2  Termination Of Plan For Failure To Become Effective..............................46

ARTICLE 8 SATISFACTION OF CLAIMS AND TERMINATION OF INTERESTS; INJUNCTION...............................46

ARTICLE 9 MPN PROVIDER RELEASE AND MPN PLAN RELEASE.....................................................47
                  9.1  Release of MedPartners Released Parties by Provider Upon Receipt of 85%
                         Distribution...................................................................50
                  9.2  Mutual Release Between MedPartners and Provider with Respect to all of
                         Provider's Eligible MPN Provider Claims........................................50
                  9.3  Mutual Release of Consenting Plans and Provider Upon Receipt of 85%
                         Distribution or 90% Distribution, As Applicable; Exceptions to Release
                         of Consenting Plans............................................................52


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
                  9.4      Release of MPN by Consenting Plan Upon Receipt of 85% Distribution ............ 54
                  9.5      Release of MPN by Consenting Plans Upon Receipt of Final Distribution ......... 55
                  9.6      Release of MPN by MedPartners Releasing Parties Upon Receipt of 85%
                             Distribution ................................................................ 55
                  9.7      Release of MPN by MedPartners Releasing Parties Upon Receipt of Final
                             Distribution ................................................................ 56
                  9.8      Further Agreements of Providers and Plans ..................................... 56
                  9.9      Acknowledgement of Release .................................................... 57
                  9.10     Other Restrictions Agreed to by Provider ...................................... 58
                  9.11     Subordination of Other Claims ................................................. 59
                  9.12     Acknowledgement of Third Party Beneficiary Rights ............................. 59
                  9.13     Successors and Assigns ........................................................ 59
                  9.14     No Impairment of Consenting Plan's Rights to Enforce The Supplemental
                             Plan Agreement or Any Subsequent Settlement Agreement Against MPN ........... 60
                  9.15     Preservation of Bankruptcy Code Section 503(b) Claims ......................... 60


ARTICLE 10 RETENTION OF JURISDICTION ..................................................................... 60


ARTICLE 11 MISCELLANEOUS PROVISIONS ...................................................................... 62
                  11.1     Request for Non-Consensual Confirmation ....................................... 62
                  11.2     Post-Effective Date Oversight Of The Revested Debtor .......................... 62
                  11.3     Termination of Examiner Order ................................................. 63
                  11.4     Modification of the Plan ...................................................... 63
                  11.5     Revocation of the Plan ........................................................ 63
                  11.6     Amendment of the Settlement Agreement ......................................... 63
                  11.7     Governing Law ................................................................. 64
                  11.8     No Admissions ................................................................. 64
                  11.9     Severability of Plan Provisions ............................................... 64
                  11.10    Successors and Assigns ........................................................ 64
                  11.11    Saturday, Sunday or Legal Holiday ............................................. 64
                  11.12    No Diminishment of MedPartners Funding Commitment ............................. 65
                  11.13    No Preclusive Effect .......................................................... 65


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
                                    EXHIBITS


1. Second Amended And Restated Operations And Settlement Agreement Dated September 14, 2000.


2.     Amended And Restated Supplemental Plan Agreement Dated September 14,
       2000.


3.     Form of $40 million Letter of Credit.


4.     Designation Of Directors Of Revested Debtor.


5. Description Of Expedited Claims Resolution Procedures Available To Certain Consenting Providers And Consenting Plans.


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
                                  INTRODUCTION


         MedPartners Provider Network, Inc., a California corporation ("MPN," the "Company" or the "Debtor"), proposes this "Second Amended Chapter 11 Plan of MedPartners Provider Network, Inc. dated July 7, 2000" (the "Plan") for the resolution and satisfaction of all Claims against and Interests in the Debtor. This is a liquidating plan pursuant to which all of MPN's Assets are to be distributed to creditors in accordance with priorities established by the Bankruptcy Code. This Plan also implements the Settlement Agreement and the Supplemental Plan Agreement (each as defined herein), which, in general terms, combine to provide for, among other things: (a) supplemental funds to be made available by Caremark Rx, Inc., f/k/a MedPartners, Inc., for additional payments to the consenting holders of eligible Allowed Claims that elect to participate in the benefits of the Settlement Agreement; and (b) the consensual subordination by various parties of certain claims in favor of, and to enhance distributions to, such participating holders of such eligible Allowed Claims. Accordingly, holders of general unsecured prepetition claims against the Estate that are or become Allowed Claims will be entitled to receive their respective Pro Rata share of all funds of the Estate to be distributed under the Plan on account of such Allowed Claims. To the extent such holders are eligible and elect to participate in the Settlement Agreement by agreeing to abide by the terms and conditions of this Plan, those holders will also be entitled to receive supplemental distributions on account of their claims that are eligible for the benefits of the MedPartners Funding Commitment (as defined herein). ELIGIBLE CREDITORS THAT DO NOT ELECT TO PARTICIPATE IN THE SETTLEMENT AGREEMENT WILL RECEIVE NO SUCH SUPPLEMENTAL DISTRIBUTIONS AND WILL NEITHER PARTICIPATE IN THE BENEFITS OF THE MEDPARTNERS FUNDING COMMITMENT NOR SHARE IN THE BENEFITS OF THE CONSENSUAL SUBORDINATIONS GRANTED BY OTHER INTERESTED PARTIES IN ANY MANNER WHATSOEVER.(1)


         The Disclosure Statement for this Plan contains a discussion of the Debtor's history, business, results of operations, resolution of material disputes, significant asset sales, financial projections for the liquidation and distribution of the Debtor's remaining assets and the


--------------------
(1) Copies of the Settlement Agreement and the Supplemental Plan Agreement are annexed hereto as Exhibits "1" and "2," respectively.

funds to be made available under the MedPartners Funding Commitment, and a summary of this Plan. The Debtor urges all holders of Claims and Interests entitled to vote on the Plan to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan. To the extent the Disclosure Statement is inconsistent with the Plan, the Plan will govern. No solicitation materials other than the Disclosure Statement and any schedules and exhibits attached thereto or referenced therein, or otherwise enclosed with the Disclosure Statement served by the Debtor on interested parties, have been authorized by the Debtor or the Bankruptcy Court for use in soliciting acceptances or rejections of the Plan.

                                   ARTICLE 1

             DEFINITIONS, INTERPRETATION AND RULES OF CONSTRUCTION

A. DEFINITIONS. In addition to such other terms as are defined in other sections of the Plan, the following terms (which appear in the Plan as capitalized terms) shall have the meanings ascribed to them in this Article 1 of the Plan.

         1.1 $40 MILLION LC: The letter of credit to be issued by Bank of America at the request of MedPartners, substantially in the form attached hereto as Exhibit "3", in the face amount of $40 million, or such lesser amount as may be ordered by the Bankruptcy Court or agreed to by each of MPN, MedPartners and the Committee, but in no event shall such face amount be less than $38 million.

         1.2  85% DISTRIBUTION:  Shall be as defined in Section 6.12.2.5 hereof.

         1.3 90% CASH ELECTION: The option available under this Plan to Consenting Providers that hold Allowed Class 3A Claims to elect to receive a one-time distribution equal to 90% of the amount of their Allowed Class 3A Claims, which distribution shall be: (i) in full satisfaction of the MedPartners Funding Commitment with respect to such Provider; and (ii) made instead and in lieu of any other distributions otherwise available to such Consenting Provider under this Plan, including without limitation the 85% Distribution or any portion thereof, any Supplemental Estate Distributions and any Final Distributions. A Consenting Provider may select the 90% Cash Election by timely executing and returning a ballot evidencing such election.

         1.4 90% DISTRIBUTION: The one-time distribution equal to 90% of the amount of a Consenting Provider's Allowed Class 3A Claims to be made to a Consenting Provider pursuant to the 90% Cash Election.

         1.5 ADMINISTRATIVE CLAIM: A Claim for costs and expenses of administration of the Chapter 11 Case allowed under Bankruptcy Code section 503(b) or 507(b).

         1.6 ADMINISTRATIVE CLAIMS BAR DATE: The first Business Day that is at least thirty (30) days following the Effective Date.

         1.7 ALLOCATION ORDER: The order of the Bankruptcy Court entered on November 10, 1999 approving MPN's entry into the "Stipulation For Allocation Of Proceeds From Asset Sales" by and among the Debtor, MedPartners and the Committee.

         1.8 ALLOWED CLAIM OR ALLOWED INTEREST: A Claim against or Interest in the Debtor to the extent that a proof of such Claim or Interest, as applicable, was Filed by the Claims Bar Date or is deemed Filed under applicable law or by reason of an order of the Bankruptcy Court, and as to which: (a) the Debtor or any other party in interest has not Filed or does not File an objection within a time fixed by the Bankruptcy Court and the Claim or Interest is not contingent and is not otherwise a Disputed Claim or Disputed Interest (but only to the extent that such Claim or Interest is not a Disputed Claim or Disputed Interest); provided, however, that for purposes of making distributions on account of Allowed Claims in Class 3A or Class 3B that are Allowed pursuant to this subsection (a), a Claim is an Allowed Claim to the extent of any excess of such Claim over all claims, defenses, deductions, offsets or counterclaims identified by the Debtor in a manner consistent with the Order of the Bankruptcy Court approving the Supplemental Plan Agreement; (b) the Claim or Interest is allowed (but only to the extent allowed) by a Final Order; or (c) the Claim or Interest is allowed (but only to the extent allowed) either under the Plan or pursuant to a stipulation between MPN and the claimant that is approved by the Bankruptcy Court.

         1.9 ALLOWED [ ] CLAIM OR ALLOWED [ ] INTEREST: An Allowed Claim or Allowed Interest in the particular category or Class identified.

         1.10 ASSETS: All legal or equitable interests of the Debtor in any and all real or personal property of any nature, including any real estate, buildings, structures, improvements, privileges, rights, easements, leases, subleases, goods, materials, supplies, furniture, fixtures, equipment, work in process, accounts, chattel paper, cash, deposit accounts, reserves, deposits, contractual rights, intellectual property rights, Claims, causes of actions and any other general intangibles, and the proceeds, product, offspring, rents or profits thereof.

         1.11 BANKRUPTCY CODE: Title 11 of the United States Code, as in effect on the Petition Date and as thereafter amended, as applicable in the Chapter 11 Case.

         1.12 BANKRUPTCY COURT: The United States Bankruptcy Court for the Central District of California, Los Angeles Division, or if such court ceases to exercise jurisdiction over the Chapter 11 Case, such court or adjunct thereof that exercises jurisdiction over the Chapter 11 Case in lieu of the United States Bankruptcy Court for the Central District of California, Los Angeles Division.

         1.13 BANKRUPTCY RULES: The Federal Rules of Bankruptcy Procedure, the Local Rules of the Bankruptcy Court for the Central District of California and the guidelines and requirements of the Officer of the United States Trustee, as applicable from time to time in the Chapter 11 Case.

         1.14 BASE EFFECTIVE DATE CASH: MPN's actual Cash on hand immediately prior to the Effective Date:

         less  (a) the initial $4 million realized from Retro Rate Recoveries,

               (b) the initial $13 million realized from Tangible Asset
                   Recoveries, and

               (c) the amount of Unpaid Administrative Expenses;

         plus the net cash proceeds realized by MPN as a result of the liquidation of any Assets of the Estate after January 15, 2000 but prior to the Effective Date, other than the initial $4 million realized from Retro Rate Recoveries and the initial $13 million realized from Tangible Asset Recoveries.

         1.15 BUSINESS DAY: Any day other than a Saturday, Sunday or a "legal holiday" (as such term is defined in Bankruptcy Rule 9006(a)).

         1.16 CALIFORNIA OPERATIONS: Shall be as defined in the Settlement Agreement.

         1.17 CASH: Legal tender accepted in the United States of America for the payment of public and private debts, currently denominated in United States Dollars.

         1.18 CHAPTER 11 CASE: The above-captioned case under chapter 11 of the Bankruptcy Code pending before the Bankruptcy Court as Case No. LA 99-19256 BR.

         1.19 CLAIM: A right of a Creditor against the Debtor, whether or not asserted or allowed, of the type described in Bankruptcy Code section 101(5), as construed by Bankruptcy Code section 102(2).

         1.20 CLAIMS BAR DATES: The applicable dates set by orders of the Bankruptcy Court by which proofs of Claim or Interest must have been Filed and served on the Debtor.

         1.21 CLAIMS MONITOR: PricewaterhouseCoopers LLP, in its capacity as the Claims Monitor designated pursuant to the Settlement Agreement.

         1.22 CLASS: A group of Claims or Interests as classified in a particular class under the Plan pursuant to Bankruptcy Code section 1122.

         1.23 CLASS 3 SUBORDINATED CLAIMS: Claims in Class 3C (Consenting Provider Subordinated Claims), Class 3D (MPN Plan Subordinated Claims), Class 3E (Consenting MPP Subordinated Claims) and Class 3F (MedPartners Subordinated Claims).

         1.24 COMMITTEE: The Official Committee of Unsecured Creditors appointed by the United States Trustee in the Chapter 11 Case pursuant to Bankruptcy Code section 1102(a)(1).

         1.25 COMPANY: MedPartners Provider Network, Inc., a California corporation.

         1.26 CONFIRMATION: Entry of the Confirmation Order by the Bankruptcy Court.

         1.27 CONFIRMATION DATE: The date on which the Bankruptcy Court enters the Confirmation Order on its docket.

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         1.28  CONFIRMATION HEARING:  The duly noticed hearing held by the
Bankruptcy Court to consider Confirmation of the Plan pursuant to Bankruptcy Code section 1128, including any continuances thereof.

         1.29 CONFIRMATION ORDER: The order of the Bankruptcy Court confirming the Plan pursuant to Bankruptcy Code section 1129 in a form acceptable to MPN, the Committee and MedPartners.

         1.30 CONSENTING MPI SUB: Shall be as defined in the Supplemental Plan Agreement.

         1.31  CONSENTING MPP:  Shall be as defined in the Settlement
Agreement.

         1.32 CONSENTING MPP SUBORDINATED CLAIMS: All Claims of the Consenting MPP's against the Debtor other than MPN Provider Claims.

         1.33  CONSENTING PLAN:  Shall be as defined in the Settlement
Agreement.

         1.34  CONSENTING PLAN RELEASED PARTIES:  Shall be as defined in Section
5.8 hereof.

         1.35 CONSENTING PROVIDER: A Provider that accepts the benefits of the Settlement Agreement by timely executing and returning a ballot indicating such Provider's agreement to be bound by the terms and conditions of the MPN
Provider Release provisions contained in Article 9 hereof; provided, however, that a Provider's assignee or successor in interest, whether or not a Provider itself, may become entitled to treatment under this Plan as a Consenting Provider if and only if both the assignee or successor in interest and the Provider execute and return a ballot evidencing their agreement to be bound by the releases and related provisions contained in Article 9 of this Plan. For purposes of determining whether a Provider is a Consenting Provider, the execution and return of a ballot shall be "timely" if the executed ballot indicating such Provider's agreement to be bound by the terms and conditions of the Plan shall have been received by MPN no later than 5:00 p.m. Pacific time on the fifteenth (15th) Business Day following the Confirmation Date.

         1.36 CONSENTING PROVIDER SUBORDINATED CLAIMS: All Claims of the Consenting Providers against the Debtor other than MPN Provider Claims.

         1.37 CREDITOR: Any Entity that on the Effective Date holds a Claim against: (a) the Debtor that arose or is deemed to have arisen before the Petition Date; or (b) the Estate of a kind specified in Bankruptcy Code sections 348(d), 502(f), 502(g), 502(h) or 502(i).

         1.38 DEBTOR: MedPartners Provider Network, Inc., a California corporation.

         1.39 DEBTOR IN POSSESSION: The Debtor, as debtor in possession in the Chapter 11 Case.

         1.40 DISBURSING AGENT: Any Entity: (a) appointed as Disbursing Agent pursuant to the Confirmation Order; or following the Effective Date, (b) either acceptable to MPN and the Reconstituted Committee or approved and appointed by an Order of the Bankruptcy Court entered after a hearing held upon notice to MPN, Caremark and the Reconstituted Committee, whose function shall be to distribute property under the Plan.

         1.41  DISCLOSURE STATEMENT:  That certain document entitled
"Disclosure Statement to Accompany Second Amended Chapter 11 Plan of MedPartners Provider Network, Inc. Dated July 7, 2000" Filed in the Chapter 11 Case by the Debtor, including the schedules and exhibits attached thereto, as it may be amended, modified or supplemented from time to time.

         1.42 DISCLOSURE STATEMENT HEARING: The hearing held pursuant to Bankruptcy Code section 1125(b) and Bankruptcy Rule 3017(a), including any continuances thereof, at which the Bankruptcy Court considered the adequacy of the Disclosure Statement.

         1.43 DISPUTED CLAIM OR DISPUTED INTEREST: A Claim or Interest, respectively, that the Debtor has Scheduled as "disputed," "contingent" or "unliquidated," or as to which a proof of Claim or Interest has been Filed or deemed Filed as contingent or as to which an objection has been or may be timely Filed by the Debtor or any other party in interest entitled to do so, which objection, if timely Filed, has not been withdrawn or has not been overruled or denied by a Final Order. Solely for purposes of making distributions to Consenting Providers in connection with the MedPartners Funding Commitment, if an objection to a proof of Claim is filed timely, the Claim shall be deemed not to be a Disputed Claim to the extent of any amount
(1) of such Claim to which the objecting party did not object, or (2) otherwise authorized by Final Order or pursuant to this Plan.

         1.44 DISPUTED CLAIM RESERVE: Any reserve for Disputed Claims that is established pursuant to Section 6.13 hereof.

         1.45 EFFECTIVE DATE: Except as provided in Section 7.2 hereof, the later of: (a) the twenty-second (22nd) Business Day following occurrence of the Confirmation Date; and (b) the first Business Day on which no stay of the Confirmation Order is in effect and all conditions to the Effective Date set forth in Section 7.1 of the Plan have been satisfied or, if waivable, waived.

         1.46 EFFECTIVE DATE CASH: The sum of: (a) the greater of Topped Up Effective Date Cash and Base Effective Date Cash; plus (b) amounts realized by MPN as of the Effective Date from Retro Rate Recoveries and Tangible Asset Recoveries.

         1.47 ENTITY: A Person, an estate, a trust, the United States Trustee, an official or unofficial committee of creditors or equity holders, a "governmental unit" as that term is defined in Bankruptcy Code section 101(27), or any other entity.

         1.48 ESTATE: The estate created pursuant to Bankruptcy Code section 541 by the commencement of the Chapter 11 Case.

         1.49 ESTATE DISTRIBUTION: Shall be as defined in Section 6.12.2.3 hereof.

         1.50 EXAMINER ORDER: The order entered by the Bankruptcy Court on June 22, 1999 approving the "Stipulation re: Appointment Of Examiner With Limited Expanded Powers."

         1.51 FILE OR FILED: To file, or to have been filed, with the Clerk of the Bankruptcy Court in the Chapter 11 Case.

         1.52 FINAL DISTRIBUTION: Shall be as defined in Section 6.12.2.6 hereof.

         1.53 FINAL ORDER: An order or judgment of the Bankruptcy Court or other court of competent jurisdiction, as entered on its docket, that has not been reversed, stayed, modified or amended, and as to which (a) the time to appeal, seek certiorari or move for reconsideration has expired and no appeal, petition for certiorari or motion for reconsideration, respectively, has been timely filed, or (b) any appeal, any petition for certiorari or any motion for reconsideration that has been or may be filed has been resolved by the highest court (or any other tribunal having appellate jurisdiction over the order or judgment) to which the order or judgment was appealed or from which certiorari or reconsideration was sought.

         1.54 FINAL PRESERVED CLAIM: Shall be as defined in the Supplemental Plan Agreement or any other agreement between MPN and a Consenting Plan that (a) modifies the Supplemental Plan Agreement as to those parties and
(b) has been approved by Final Order of the Bankruptcy Court.

         1.55 HEALTH CARE SERVICES: Any service rendered to, and medical devices, supplies or products provided to or for the benefit of, an enrollee of a Health Plan.

         1.56 HEALTH CARE SERVICES AGREEMENT: An agreement for the provision of Health Care Services.

         1.57  HEALTH PLAN: Health Care Services plan.

         1.58 IMPAIRED: When used with reference to a Claim or an Interest, "Impaired" shall have the meaning ascribed to it in Bankruptcy Code section 1124.

         1.59  INITIAL ESTATE DISTRIBUTION:  Shall be as defined in Section
6.12.2.2 hereof.

         1.60 INTEREST: When used in the context of holding an equity security of the Debtor (and not used to denote (i) the compensation paid for the use of money for a specified time and usually denoted as a percentage rate of interest on a principal sum of money or (ii) a security interest in property), "Interest" shall mean an interest or share in, or warrant or right asserted against, MPN of the type described in the definition of "equity security" in Bankruptcy Code section 101(16), and shall include all common stock and all warrants to purchase or subscribe to common stock issued by MPN.

         1.61 LARGE VARIANCE CREDITORS. Shall be as defined in Section 5.13 hereof.

         1.62 MANAGED PHYSICIAN PRACTICES: Shall be as defined in the Settlement Agreement.

         1.63 MANAGEMENT AGREEMENT: The Amended and Restated MedPartners Provider Network, Inc. Management Agreement, dated December 31, 1997, between MPN and MedPartners, as amended by that certain Amendment provided for in
Section 3.2 of the Settlement Agreement.

         1.64  MEDPARTNERS:  Caremark Rx, Inc., formerly known as MedPartners,
Inc.

         1.65 MEDPARTNERS CALIFORNIA ACCOUNT: The deposit account of MedPartners into which the Net Cash Proceeds of the sales of the California Operations, net of the amount allocable to MPN, have been deposited.

         1.66 MEDPARTNERS FUNDING COMMITMENT: The agreement of MedPartners, subject to the terms and conditions of the Settlement Agreement and the Supplemental Plan Agreement, to be responsible for the satisfaction of obligations as specified in the Settlement Agreement and the Supplemental Plan Agreement.

         1.67 MEDPARTNERS RELEASE: The release of MPN with respect to MPN Provider Claims held by MedPartners or any of its affiliates, which release is contemplated by the Settlement Agreement and the Supplemental Plan Agreement and provided for in Article 9 of this Plan.

         1.68  MEDPARTNERS RELEASED PARTIES.  Shall be as defined in Section
5.8 hereof.

         1.69 MEDPARTNERS SUBORDINATED CLAIMS: All Claims, other than MPN Provider Claims, of MedPartners or a Consenting MPI Sub against the Debtor.

         1.70 MPN: MedPartners Provider Network, Inc., a California corporation.

         1.71 MPN CALIFORNIA ACCOUNT: The deposit account of MPN into which the Net Cash Proceeds of the sales of the California Operations allocable to MPN have been and will be deposited in accordance with the terms of the Settlement Agreement and the Allocation Order.

         1.72 MPN PLAN SUBORDINATED CLAIMS: Shall be as defined in the Settlement Agreement.

         1.73 MPN PLAN PRESERVED CLAIMS: Claims arising in favor of a Consenting Plan against MPN (i) under a Health Care Services Agreement between a Consenting Plan and MPN in the ordinary course of business; (ii) in the ordinary custom and practice between the Consenting Plan and MPN; (iii) that the Consenting Plan would customarily charge back or seek to recover from an entity or person that provides or arranges for the provision of Health Care Services to enrollees of the Consenting Plan; or (iv) that a Consenting Plan would in the custom of the industry be expected to charge back or seek to recover from an entity or person that provides or arranges for the provision of Health Care Services to enrollees of a Consenting Plan, with respect to claims that infrequently arise and do not otherwise fall within (i), (ii) or (iii) above.

         1.74 MPN PLAN RELEASE: The release of MPN with respect to MPN Provider Claims held by Consenting Plans, which release is contemplated by the Settlement Agreement and the Supplemental Plan Agreement and provided for in
Article 9 of this Plan.

         1.75 MPN PRESERVED CLAIMS: Shall be as defined in the Settlement Agreement.

         1.76 MPN PROVIDER CLAIMS: Shall be as defined in the Settlement Agreement.

         1.77 MPN PROVIDER RELEASE: The release by Consenting Providers of the MedPartners Released Parties and the Consenting Plan Released Parties in exchange for the payments to be made to Consenting Providers under this Plan, which release is: (a) contemplated by the Settlement Agreement and the Supplemental Plan Agreement and provided for in Article 9 of this Plan, and (b) a prerequisite for a Provider to become a Consenting Provider and thereby become eligible to share in the benefits of the MedPartners Funding Commitment to the extent such Provider has claims covered by the MedPartners Funding Commitment.

         1.78 MULLIKIN FAMILY TRUST SECURED CLAIMS: All Secured Claims of the Mullikin Family Trust arising under, evidenced by or relating to the loan and security documents entered into in connection with the financing of the purchase of MPN's real property interests located at 5000 and 5001 Airport Plaza Drive, Long Beach, California.

         1.79 NET CASH PROCEEDS: That portion of the Cash proceeds from the sale of the California Operations, less sale expenses actually paid to non-affiliate third parties by MedPartners in connection therewith, to the extent allocable to MPN pursuant to the Allocation Order. Cash proceeds shall include proceeds received from promissory notes executed by the purchasers as consideration for the sale of the California Operations after the Petition Date.

         1.80 OPERATING RESERVE: Cash from the Estate to be set aside on the Effective Date in an amount not to exceed $5 million, which shall be available and used to pay (a) reasonable and necessary post-Effective Date expenses incurred by the Revested Debtor or for which the Revested Debtor is responsible under this Plan, (b) Unpaid Administrative Expenses and (c) any Claims arising under Bankruptcy Code section 503(b) that are or become Allowed pursuant to a Final Order; provided, however, that any funds remaining in the Operating Reserve after payment in full of all items identified in (a), (b) and (c) above shall become available to the Revested Debtor for distribution on account of any other payments required or permitted to be made under the Plan.

         1.81 OTHER SECURED CLAIMS: All Secured Claims against the Debtor other than Mullikin Family Trust Secured Claims and Secured Tax Claims.

         1.82 OTHER UNSECURED CLAIMS: All Unsecured Claims against the Debtor other than MPN Provider Claims, Consenting Provider Subordinated Claims, MPN Plan Preserved Claims, MPN Plan Subordinated Claims, Consenting MPP Subordinated Claims and MedPartners Subordinated Claims.

         1.83 PERSON: An individual, a corporation, a limited liability company, a partnership, an association, a joint stock company, a joint venture, an unincorporated organization, or a governmental unit of the type described in Bankruptcy Code section 101(41).

         1.84  PETITION DATE:  March 11, 1999.

         1.85 PLAN: This "Second Amended Chapter 11 Plan of MedPartners Provider Network, Inc. Dated July 7, 2000" proposed by the Debtor, including any exhibits and schedules attached hereto, either in its present form or as it may be amended, modified or supplemented from time to time in accordance with the provisions of the Plan or the Bankruptcy Code.

         1.86 PLAN STIPULATION: That certain "Stipulation re: (a) Payment of Capitation to and by Debtor and (b) Adequate Protection" attached to the "Order Granting Motion for Approval of Stipulation; (1) Payment of Capitation to and by Debtor and (2) Adequate Protection" entered by the Bankruptcy Court on April 29, 1999, as subsequently modified by the Court to add additional Health Plan signatories.

         1.87 POST-EFFECTIVE DATE CASH: (a) Any and all net cash proceeds realized by MPN after the Effective Date as a result of the liquidation of any assets of the Estate that are not liquidated as of the Effective Date, and (b) any funds released from any reserve required under the Plan and thereby made available for use by MPN in its capacity as Revested Debtor.

         1.88 PRIORITY CLAIM: Any Claim, other than an Administrative Claim or a Priority Tax Claim, of a Creditor to the extent such Claim is entitled to priority pursuant to Bankruptcy Code section 507(a).

         1.89 PRIORITY TAX CLAIM: Any Claim entitled to priority pursuant to Bankruptcy Code section 507(a)(8).

         1.90 PRO RATA: Proportionately so that the ratio of the amount of consideration distributed on account of a particular Allowed Claim to the amount of the Allowed Claim is the same as the ratio of the amount of consideration distributed on account of all Allowed Claims of the Class in which the particular Allowed Claim is included to the amount of all Allowed Claims of that Class, but in any event the amount of consideration distributed on account of an Allowed Claim shall not exceed 100% of the amount of the Allowed Claim.

         1.91 PROVIDER PARTIES: A Provider and its successors, predecessors, subsidiaries, affiliates, heirs and assigns, past and present officers and directors, shareholders, employees, agents and attorneys.

         1.92 PROVIDERS: Hospitals, hospital groups, physicians, physician groups, medical service providers, laboratories, specialists and sub-specialists, ancillary providers and other persons, groups and organizations that provide Health Care Services.

         1.93 PROVIDER STIPULATION: That certain "[Amended] Stipulation with Certain Providers" attached to the "Order Granting Motion for Approval of Stipulation with Certain Providers and Approving Amended Stipulation; Notice of Entry" entered by the Bankruptcy Court on April 29, 1999.

         1.94 RECONSTITUTED COMMITTEE: The Committee from and after the Effective Date, as reconstituted pursuant to Section 11.2 hereof.

         1.95  RESOLVED DISPUTED CLAIMS:  Shall be as defined in Section
6.12.2.3 hereof.

         1.96 RETRO RATE RECOVERIES: Net cash proceeds recovered by MPN from any Health Plan on account of retroactive increases in the rates charged by MPN to the Health Plans.

         1.97  REVESTED DEBTOR:  MPN on and after the Effective Date.

         1.98  SCHEDULED:  Set forth on the Schedules.

         1.99 SCHEDULES: The Schedules of Assets and Liabilities Filed by the Debtor in accordance with Bankruptcy Code section 521 and Bankruptcy Rule 1007, as the same may be amended from time to time in accordance with Bankruptcy Rule 1009 prior to the Effective Date.

         1.100 SECURED CLAIM: Any Claim of a Creditor secured by a lien on, security interest in or charge against property of the Estate or that is subject to setoff under Bankruptcy Code section 553, to the extent of the value of such Creditor's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Bankruptcy Code section 506(a).

         1.101 SECURED TAX CLAIM: A Claim of any governmental unit that is secured by a lien on or other interest in property owned by the Debtor by operation of applicable law, including every such Claim for unpaid real and personal property taxes.

         1.102 SECURITY: Any instrument issued by, or interest in, MPN of the type described in Bankruptcy Code section 101(49).

         1.103 SETTLEMENT AGREEMENT: The "Second Amended and Restated Operations and Settlement Agreement Dated September 14, 2000," substantially in the form annexed hereto as Exhibit "1."

         1.104 SPECIAL MONITOR-EXAMINER: Shall be as defined in the Settlement Agreement.

         1.105 STIPULATED CLAIMS AMOUNT: For purposes of making distributions from the Estate and calculating reserves thereon, as of the Effective Date, a maximum $80 million aggregate amount for all Claims in Class 3, whether Allowed or Disputed as of the Effective Date, that are entitled to the benefits of the MedPartners Funding Commitment, whether asserted by Consenting Providers or Consenting Plans.

         1.106 STIPULATED ESTATE VALUE: For purposes of making distributions from the Estate and calculating reserves thereon as of the Effective Date, a minimum $38 million value of MPN's Estate as of the Effective Date; provided, however, that the $38 million value shall be reduced on a dollar-for-dollar basis to the extent that, as of the Effective Date (i) MPN has realized less than $4 million from Retro Rate Recoveries, and
(ii) Tangible Asset Recoveries realized by MPN and the net appraised value of Tangible Assets for which sales have not yet closed is less than $13 million in the aggregate.

         1.107  SUPPLEMENTAL ESTATE DISTRIBUTION:  Shall be as defined in
Section 6.12.2.3 hereof.

         1.108 SUPPLEMENTAL PLAN AGREEMENT: That certain "Amended and Restated Supplemental Plan Agreement dated September 14, 2000," between and among MPN, MedPartners, each Consenting Plan, each Consenting MPI Sub and each Consenting MPP substantially in the form annexed hereto as Exhibit "2."

         1.109 TANGIBLE ASSET RECOVERIES: Net cash proceeds realized by MPN on or after January 17, 2000 from: (a) the disposition by MPN of its real property and leasehold interests located at 5000 and 5001 Airport Plaza Drive, Long Beach, California; and (b) the disposition by MedPartners Aviation, Inc., MPN's wholly owned subsidiary ("MAI"), of MAI's aircraft and hanger assets.

         1.110 TAXES: All income, gaming, franchise, excise, sales, use, employment, withholding, property, payroll or other taxes, assessments, or governmental charges, together with any interest, penalties, additions to tax, fines, and similar amounts relating thereto, imposed or collected by any federal, state, local or foreign governmental authority.

         1.111 TOPPED UP EFFECTIVE DATE CASH: To the extent applicable, MPN's Cash on hand immediately following receipt of funds to be provided by MedPartners in an amount equal to the amount, if any, by which Base Effective Date Cash is less than $25,699,855.


         1.112 UNPAID ADMINISTRATIVE EXPENSES: The sum of (a) Allowed administrative expenses (including Allowed post-petition MPN Provider Claims and Allowed post-petition professional fees) payable on or before the Effective Date, and (b) professional fees and expenses payable on or before the Effective Date in accordance with the Bankruptcy Court's interim fee procedures order in effect during the course of the Chapter 11 Case, in each case to the extent such amounts remain unpaid immediately prior to the Effective Date.

         1.113 UNSECURED CLAIM: Any Claim against the Debtor, excluding Administrative Claims, Priority Tax Claims, Priority Claims and Secured Claims.

B. COMPUTATION OF TIME. In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.

C. RULES OF INTERPRETATION.

         1. The provisions of the Plan shall control over the contents of the Disclosure Statement. The provisions of the Confirmation Order shall control over the contents of the Plan.

         2. To the extent the Settlement Agreement is inconsistent with the Plan, the Plan will govern.

         3. To the extent the Plan is inconsistent with the Supplemental Plan Agreement, the Supplemental Plan Agreement will govern. In addition, the provisions of the Supplemental Plan Agreement shall govern the rights, benefits, treatment, releases given by and Claims for the benefit of the Consenting Plans, and, to the extent any such provision relates to MPN, such provision is incorporated into this Plan.

         4.  For the purposes of the Plan:

                  (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural;

                  (b) any reference in the Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; provided, however, that any change to such form, terms or conditions that is material to a party to such document shall not be modified without such party's consent unless such document expressly provides otherwise;

                  (c) any reference in the Plan to an existing document, exhibit or schedule Filed or to be Filed means such document, exhibit or schedule, as it may have been or may be amended, modified or supplemented as of the Effective Date;

                  (d) unless otherwise specified, all references in the Plan to "Sections," "Articles," "Exhibits" and "Schedules" are references to Sections, Articles, Exhibits and Schedules of or to the Plan;

                  (e) the words "herein," "hereof," "hereto," "hereunder" and others of similar import refer to the Plan in its entirety rather than to only a particular portion of the Plan;

                  (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be part or to affect interpretations of the Plan; and

                  (g) any term used in the Plan that is not defined in the Plan, but that is used in the Bankruptcy Code or the Bankruptcy Rules, has the meaning ascribed to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable, and the rules of construction set forth in Bankruptcy Code section 102 shall apply, except to the extent inconsistent with the provisions of this Section C.4.

                  (h) the word "including" means "including without limitation."

         5. Whenever a distribution of property is required to be made on a particular date, the distribution shall be made on such date or as soon as reasonably practicable thereafter.

         6. To the extent they pertain to MPN, all Exhibits to the Plan are incorporated into the Plan and shall be deemed to be included in the Plan, regardless of when they are filed.

         7. Subject to the provisions of any contract, certificate, bylaws, instrument, release or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules.

                                    ARTICLE 2

        CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

A. GENERAL. The following is a designation of the Classes of Claims and Interests under the Plan. In accordance with Bankruptcy Code section 1123
(a)(1), Administrative Claims and Priority Tax Claims have not been classified and are excluded from the following Classes(2). A Claim or Interest is: (a) classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class; and (b) classified in another Class or Classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other Class or Classes.

B. CLASSIFICATION. Claims and Interests are classified for all purposes, including voting, Confirmation and distribution pursuant to the Plan. The following summary chart is for the convenience of the parties and is superseded for all purposes by the classification, description and treatment of Claims and Interests immediately following such summary chart.


                                     SUMMARY


   Class                                                            Treatment              Voting Status
   -----                                                            ---------              -------------
   Class 1: Secured Claims
          1A: Mullikin Family Trust Secured Claims                  Not Impaired           Deemed to Accept
          1B: Secured Tax Claims                                    Impaired               Entitled to Vote
          1C: Other Secured Claims                                  Not Impaired           Deemed to Accept
   Class 2: Priority Claims                                         Impaired               Entitled to Vote
   Class 3: Unsecured Claims Without Priority
          3A: MPN Provider Claims                                   Impaired               Entitled to Vote
          3B: MPN Plan Preserved Claims                             Impaired               Entitled to Vote
          3C: Consenting Provider Subordinated Claims               Impaired               Entitled to Vote
          3D: MPN Plan Subordinated Claims                          Impaired               Entitled to Vote

----------------
(2) The treatment of Administrative Claims and Priority Tax Claims is provided in Article 3 below.


  Class                                                            Treatment               Voting Status
  -----                                                            ---------               -------------
         3E: Consenting MPP Subordinated Claims                    Impaired                Entitled to Vote
         3F: MedPartners Subordinated Claims                       Impaired                Entitled to Vote
         3G: Other Unsecured Claims                                Impaired                Entitled to Vote
  Class 4: Interests of Holders of Common Stock                    Not Impaired            Deemed to Accept

         2.1      CLASS 1: SECURED CLAIMS.

                  A. CLASS 1A: Class 1A consists of all Mullikin Family Trust Claims. Class 1A is not Impaired under the Plan. On the Effective Date, at the Revested Debtor's option, holders of Allowed Secured Claims in Class 1A shall receive one (1) of the following alternative treatments:

                  (i) the holder of such Claim shall be treated in accordance with the terms and conditions of all agreements or instruments evidencing such Claim and the legal, equitable, or contractual rights to which each holder of such Claim is entitled shall not otherwise be altered; or

                  (ii) (a) any default other than a default of the kind specified in Bankruptcy Code section 365(b)(2), shall be cured or reinstated;

                           (b)      the maturity of the Claims shall be
reinstated as such maturity existed before any default; and

                           (c)      the other legal, equitable or contractual
rights to which the holder of the Claims is entitled shall not otherwise be altered.

                  B. CLASS 1B: Class 1B consists of all Secured Tax Claims. Each holder of a Secured Tax Claim shall be considered to be in its own separate subclass within Class 1B, and each such subclass shall be deemed to be a separate Class for purposes of this Plan. Class 1B is Impaired under the Plan.

                  Each Allowed Secured Tax Claim shall be paid in full in Cash upon the latest of: (i) the Effective Date, or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (iii) the tenth (10th) Business

Day after such claim is Allowed, or as soon thereafter as practicable; (iv) the date on which such Secured Tax Claim is scheduled to be paid in the ordinary course of business under applicable law or regulation; and (v) such date as the holder of such Claim and the Debtor or Revested Debtor have agreed or shall agree.

                  C. CLASS 1C: Class 1C consists of all Other Secured Claims. Each holder of an Other Secured Claim shall be considered to be in its own separate subclass within Class 1C, and each such subclass shall be deemed to be a separate Class for purposes of this Plan. Class 1C is not Impaired under the Plan.

                  On the Effective Date, at the Revested Debtor's option, the holder of any Allowed Secured Claims in Class 1C shall receive one (1) of the following alternative treatments:

                  (i) the holder of such Claim shall be treated in accordance with the terms and conditions of all agreements or instruments evidencing such Claim and the legal, equitable, or contractual rights to which each holder of such Claim is entitled shall not otherwise be altered;

                  (ii) (a) any default other than a default of the kind specified in Bankruptcy Code section 365(b)(2), shall be cured or reinstated;

                           (b)      the maturity of the Claims shall be
reinstated as such maturity existed before any default; and

                           (c)      the other legal, equitable or contractual
rights to which the holder of the Claims is entitled shall not otherwise be altered; or

                  (iii) on the Effective Date, the holder of such Claim shall receive, on account of such Claim, Cash equal to its Allowed Secured Claim, or such lesser amount to which the holder of such Claim shall agree, in full satisfaction and release of such Claim.

         2.2 CLASS 2: PRIORITY CLAIMS. Class 2 consists of all Unsecured Claims against the Debtor that are entitled to priority under Bankruptcy Code sections 507(a)(3), 507(a)(4) or 507(a)(6). Class 2 is Impaired under the Plan.

         Each holder of an Allowed Priority Claim shall be paid the full amount of its Allowed Priority Claim in Cash on the Effective Date (or as soon as practicable after the date on which any such Claim becomes an Allowed Claim if such date is later than the Effective Date).

         2.3 CLASS 3: UNSECURED CLAIMS. Class 3 consists of all Unsecured Claims against the Debtor, including the following categories of Claims (with a parenthetical denoting each such category's sub-classification within Class 3):
MPN Provider Claims (Class 3A); MPN Plan Preserved Claims (Class 3B);
Consenting Provider Subordinated Claims (Class 3C); MPN Plan Subordinated Claims (Class 3D); Consenting MPP Subordinated Claims (Class 3E); MedPartners Subordinated Claims (Class 3F); and Other Unsecured Claims (Class 3G). The sub-classifications identified herein are for descriptive purposes and for purposes of effectuating certain voluntary subordinations to be implemented in connection with this Plan. The sub-classifications do not give rise to any separate or different voting rights or claims treatment; all Allowed Class 3 Claims, without regard for sub-classifications, shall be considered to be one Class for voting purposes and each such Claim shall receive the treatment provided for in this Section 2.3.

         Class 3 is Impaired under the Plan. As set forth below, distributions to holders of Allowed Class 3 Claims shall be made from:

                  (a) as to each holder of an Allowed Class 3 Claim, from the Estate; and

                  (b) as to Consenting Providers, Consenting Plans to the extent of any Final Preserved Claims against MPN, MedPartners, Consenting MPI Subs and Consenting MPPs, from the Estate, from funds that, in the absence of the subordination of the Class 3 Subordinated Claims, would be distributed by the Estate to the holders of the Class 3 Subordinated Claims and from funds made available under the MedPartners Funding Commitment.

                           2.3.1    PRO RATA DISTRIBUTIONS FROM THE ESTATE.
Subject to the voluntary subordination of Claims described in to Section 2.3.2 below, each holder of an Allowed Class 3 Claim shall receive, in full and complete satisfaction of all Claims against the Debtor, Cash in an amount equal to such holder's Pro Rata share of all of the Assets of the Estate (including funds deposited in the MPN California Account, but excluding any funding provided by MedPartners pursuant to the MedPartners Funding Commitment) remaining after subtracting all amounts necessary to fund or pay (a) the Operating Reserve and all Disputed Claims Reserves, and (b) Allowed Administrative Claims, Allowed Secured Claims and Allowed Priority Claims. The manner and timing of distributions to holders of Allowed Class 3 Claims is set forth in Section 6.12 below.

                           2.3.2    SUBORDINATED ALLOWED UNSECURED CLAIMS. On
the Effective Date, in accordance with Section 5.7 below and pursuant to the terms and conditions specified in the MPN Provider Release, the MPN Plan Release, the MedPartners Release and the Supplemental Plan Agreement, each as applicable, all Class 3 Subordinated Claims shall be subordinated, to the extent provided in this Plan, to the Allowed MPN Provider Claims of Consenting Providers, Consent Plans, Consenting MPP's, and MedPartners and its affiliates and MPN Plan Preserved Claims to the extent they are or become Allowed MPN Claims. In addition, any MPN Provider Claims held by MedPartners, its affiliates or any Consenting MPP's will be subordinated to, and only to, all Allowed Class 3 Claims held by Consenting Providers or Consenting Plans that are entitled to satisfaction under the MedPartners Funding Commitment until the MedPartners Funding Commitment has been fully satisfied with respect to all Class 3 Claims that become Allowed Class 3 Claims. All funds that would be distributed to holders of the Class 3 Subordinated Claims in the absence of such subordination instead will be redirected and distributed in exactly the same manner as any and all funds provided by MedPartners under the MedPartners Funding Commitment pursuant to Section 6.12 below.

                           2.3.3    DISTRIBUTIONS FROM THE MEDPARTNERS FUNDING
COMMITMENT. Pursuant to the Settlement Agreement, the $40 Million LC is available to satisfy obligations subject to the MedPartners Funding Commitment, and MedPartners has agreed to be responsible for the satisfaction of the obligations specified in the Settlement Agreement on the terms and conditions set forth therein. Each Consenting Provider, Consenting Plan, Consenting MPP, and each of MedPartners and its affiliates, to the extent of its respective Allowed MPN Provider Claims in Class 3A and Allowed MPN Plan Preserved Claims in Class 3B, as applicable, after the exercise of all rights of setoff or recoupment of MPN with respect thereto in accordance with applicable law and the Supplemental Plan Agreement, shall be entitled to share in the distribution of: (a) funds made available under the MedPartners Funding Commitment, whether pursuant to draws made on the $40 Million LC or otherwise; and (b) funds made available to such parties as a result of the subordination of the Class 3 Subordinated Claims described in Section 2.3.2 above; provided, however, that: (x) any MPN Provider Claims held by MedPartners, its affiliates or any Consenting MPP's will be subordinated to, and only to, all Allowed Class 3 Claims held by Consenting Providers or Consenting Plans that are entitled to satisfaction under the MedPartners Funding Commitment until the MedPartners Funding Commitment has been fully satisfied with respect to all such Allowed Class 3 Claims; and (y) any distribution to be made to Consenting Plans shall be subject to the provisions of Section 20.18 of the Supplemental Plan Agreement or any other agreement between MPN and a Consenting Plan that modifies the Supplemental Plan Agreement as to those parties and has been approved by Final Order of the Bankruptcy Court. The manner and timing of such distributions is set forth in Section 6.12 below.

                  In addition, in connection with the solicitation of votes on the Plan, Consenting Providers holding MPN Provider Claims that are or become Allowed Class 3A Claims shall be entitled to make the 90% Cash Election provided for under the Plan.

                           2.4      CLASS 4: INTERESTS OF HOLDERS OF MPN COMMON
STOCK. Class 4 consists of all Interests in MPN arising from the common stock, and all rights to acquire any such common stock, issued by MPN and outstanding immediately prior to the Effective Date, and all other rights and Interests thereunder. Class 4 is not Impaired under the Plan. MedPartners, the sole holder of Allowed Class 4 Interests, shall retain its common stock interests in MPN, and the legal, equitable and contractual rights to which such Interests entitle MedPartners shall be unaltered by the Plan.

                                   ARTICLE 3

                        TREATMENT OF UNCLASSIFIED CLAIMS

                  3.1      UNCLASSIFIED CLAIMS.

                           3.1.1    ADMINISTRATIVE CLAIMS. Subject to the
allowance procedures and deadlines provided herein and in the Provider Stipulation, the Revested Debtor shall pay to each holder of an Allowed Administrative Claim, on account of the Allowed Administrative Claim and in full satisfaction thereof, Cash equal to the amount of such Allowed Administrative Claim, unless the holder agrees to other treatment. Except as otherwise provided herein or a prior order of the Bankruptcy Court: (i) payment of an Administrative Claim that is an Allowed Claim as of the Effective Date shall be made on the later of the Effective Date or the date such payment would have become due for payment of such Allowed Claim in the absence of the Chapter 11 Case, whether pursuant to contract or applicable nonbankruptcy law; and (ii) payment of an Administrative Claim that becomes an Allowed Claim following the Effective Date shall be made on or before the date that is thirty (30) days after an order deeming such Administrative Claim an Allowed Claim becomes a Final Order. Treatment of Allowed Administrative Claims in accordance with this
Section 3.1.1 shall be in full and final satisfaction of any and all such Claims, including any and all Allowed Administrative Claims arising under or pursuant to the Plan Stipulation or the Provider Stipulation.

                           3.1.2    PAYMENT OF STATUTORY FEES. On or before the
Effective Date, all fees due and payable pursuant to 28 U.S.C. ss. 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid in full, in Cash.

                           3.1.3    PAYMENT OF PRIORITY TAX CLAIMS. In
accordance with Bankruptcy Code section 1129(a)(9)(C), except as otherwise agreed to by the parties, each holder of an Allowed Priority Tax Claim shall receive from the Revested Debtor deferred Cash payments over a period not exceeding six (6) years from the date of assessment of such Claim. Payments shall be made in equal, semi-annual installments and each installment shall include simple interest accrued on the unpaid portion of such Claim at the rate required by 26 U.S.C. section 2661; provided, however, that MPN reserves the right to pay any Allowed Priority Tax Claim, or any remaining balance of such Claim, in part or in full, in Cash, at any time on or after the Effective Date, without premium or penalty.

                           3.1.4  DEADLINE FOR FILING ADMINISTRATIVE CLAIMS.
                                    (a)  Administrative Claims Other Than
Tax Claims. Other than with respect to (i) Administrative Claims for which the Bankruptcy Court previously has established Claims Bar Dates, and (ii) Tax Claims addressed in section 3.14(b) below, requests for payment or proofs of Administrative Claims, including Claims of all professional or other entities requesting compensation or reimbursement of expenses pursuant to Bankruptcy Code sections 327, 328, 330, 331, 503(b) or 1103 for services rendered on or before the Effective Date (including any compensation requested by any professional or any other entity for making a substantial contribution in the Chapter 11 Case), must be Filed and served on MPN and its counsel no later than the Administrative Claims Bar Date. Objections to any such Administrative Claims must be Filed and served on the claimant no later than thirty (30) days after the Administrative Claims Bar Date. MPN shall use reasonable efforts to promptly and diligently pursue resolution of any and all disputed Administrative Claims.

                   Holders of Administrative Claims, including all professional or other entities requesting compensation or reimbursement of expenses pursuant to Bankruptcy Code sections 327, 328, 330, 331, 503(b) or 1103 for services rendered on or before the Effective Date (including any compensation requested by any professional or any other entity for making a substantial contribution in the Chapter 11 Case), that are required to File a request for payment of such Claims and that do not File such requests on or before the Administrative Claims Bar Date shall be barred from asserting such Claims against the Debtor, the Estate, the Revested Debtor, any other Person or Entity, or any of their respective property.

                           (b)  Tax Claims.  All requests for payment of
Claims by a governmental unit for Taxes (and for interest and/or penalties related to such Taxes) for any tax year or period, all or any portion of which occurs or falls within the period from and including the Petition Date through and including the Effective Date, and for which no bar date has otherwise been previously established, must be Filed on or before the later of:
(a) sixty (60) days
following the Effective Date; or (b) ninety (90) days following the filing of the tax return for such Taxes for such tax year or period with the applicable governmental unit. Any holder of a Claim for Taxes that is required to File a request for payment of such Taxes and other monies due related to such Taxes and which does not File such a Claim by the applicable bar date shall be forever barred from asserting any such Claim against any of the Debtor, the Estate, the Revested Debtor or their respective Assets, whether any such Claim is deemed to arise prior to, on, or subsequent to the Effective Date, and shall receive no distribution under the Plan or otherwise on account of such Claim.

                                    ARTICLE 4

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         4.1 ASSUMPTION; ASSIGNMENT. As of the Effective Date, the Debtor in Possession shall assume or assume and assign, as applicable, pursuant to Bankruptcy Code section 365, each of the executory contracts and unexpired leases of the Debtor that are identified in Exhibit "8" to the Disclosure Statement that have not expired under their own terms prior to the Effective Date. Solely with respect to any executory contracts or unexpired leases related to MPN's property interests in any tangible assets, the Debtor reserves the right to amend such Exhibit not later than ten (10) days prior to the Confirmation Hearing either to: (a) delete any executory contract or lease listed therein and provide for its rejection pursuant to Section 4.4 hereof, or
(b) add any executory contract or lease to such Exhibit, thus providing for its assumption or assumption and assignment, as applicable, pursuant to this Section
4.1. The Debtor shall provide notice of any such amendment of such Exhibit to the parties to the executory contract or lease affected thereby and counsel for the Committee not later than ten (10) days prior to the Confirmation Hearing. The Confirmation Order shall constitute an order of the Bankruptcy Court pursuant to Bankruptcy Code section 365 approving all such assumptions or assumptions and assignments, as applicable, described in this Section 4.1, as of the Effective Date.

         4.2 CURE PAYMENTS; ASSURANCE OF PERFORMANCE. Any monetary defaults under each executory contract and unexpired lease to be assumed under the Plan shall be satisfied, pursuant to Bankruptcy Code section 365(b)(1), in either of the following, ways:
(a) by payment of the default amount in Cash, in full on the Effective Date; or
(b) by payment of the default amount on such other terms as may be agreed to by the Debtor and the non-Debtor parties to such executory contract or lease. In the event of a dispute regarding (i) the amount or timing of any cure payments,
(ii) the ability of the Revested Debtor or an assignee of the Debtor to provide adequate assurance of future performance under the contract or lease to be assumed or assumed and assigned, as applicable, or (iii) any other matter pertaining to assumption or assumption and assignment of the contract or lease to be assumed, the Revested Debtor shall pay all required cure amounts promptly following the entry of a Final Order resolving the dispute.

         4.3 OBJECTIONS TO ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. To the extent that any party to an executory contract or unexpired lease identified for assumption asserts arrearages or damages pursuant to Bankruptcy Code section 365(b)(1), or has any objection with respect to adequate assurance of future performance, any proposed assumption, revestment, cure or assignment on the terms and conditions provided herein, all such arrearages, damages and objections must be Filed and served: (a) as to any contracts or leases identified on the form of Exhibit "8" included with the Disclosure Statement that is mailed to any party to any such contract or lease along with all other solicitation materials accompanying the Plan, within the same deadline and in the same manner established for the Filing and service of objections to Confirmation; and (b) as to any contracts or leases identified in any subsequent amendments to Exhibit "8" to the Disclosure Statement that is mailed to any party to any such contract or lease not later than ten (10) days prior to the Confirmation Hearing, in such a manner as to be received by the Bankruptcy Court and counsel for MPN no later than one (1) day prior to the Confirmation Hearing.

         Failure to assert such arrearages, damages or objections in the manner described above shall constitute consent to the proposed assumption, revestment, cure or assignment on the terms and conditions provided herein, including an acknowledgement that the proposed assumption and/or assignment provides adequate assurance of future performance and that that amount identified for "cure" on Exhibit "8" to the Disclosure Statement is the amount necessary to cover any and all outstanding defaults under the executory contract or unexpired lease to be assumed, as well as an acknowledgement and agreement that no other defaults exist under such contract or lease.

                   If any assumption of an executory contract or unexpired lease proposed herein for any reason is not approved by the Bankruptcy Court, then such executory contract or unexpired lease shall be deemed to have been rejected pursuant to the provisions of Section 4.4 below.

                  4.4 REJECTION. Except for those executory contracts and unexpired leases that are assumed pursuant to this Plan or that were previously assumed or rejected by order of the Bankruptcy Court pursuant to Bankruptcy Code section 365, as of the Effective Date, the Debtor in Possession shall reject, pursuant to Bankruptcy Code section 365, all executory contracts and unexpired leases.

                  4.5 APPROVAL OF REJECTION; REJECTION DAMAGES CLAIMS BAR DATE. The Confirmation Order shall constitute an Order of the Bankruptcy Court approving all rejections under Section 4.4 above of executory contracts and unexpired leases pursuant to Bankruptcy Code section 365 as of the Effective Date. Any Claim for damages arising from any such rejection must be Filed within thirty (30) days after the later of mailing of notice of the entry of the Confirmation Order or mailing of the notice of MPN's rejection of such contract or lease, or such Claim shall be forever barred, shall not be enforceable against the Debtor, its Estate, the Revested Debtor or any of their respective properties and shall receive no distribution under the Plan or otherwise on account of such Claim.

                                    ARTICLE 5

             MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN

                  5.1 VESTING OF PROPERTY OF THE ESTATE. Except as otherwise provided in the Plan or the Confirmation Order, on the Effective Date, any and all property of the Estate shall vest in the Revested Debtor free and clear of liens and encumbrances.

                  5.2 BUSINESS OF REVESTED DEBTOR. From and after the Effective Date, the business of the Revested Debtor shall consist of resolving or prosecuting objections to Claims, liquidating any and all Assets of the Estate to Cash, providing funds to the Disbursing Agent for distributions to be made to Creditors as provided in Article 6 of this Plan, taking any further actions that may be necessary to effectuate the terms of the Settlement Agreement, the Supplemental Plan Agreement, and this Plan, including pursuing enforcement or other remedies as may be necessary, and otherwise winding up all affairs of the Estate. The Revested Debtor shall be authorized, without further Bankruptcy Court approval, to employ, contract with, compensate, release or terminate other persons, agents, employees, entities, independent contractors, and attorneys, accountants and other professionals, all as may be deemed necessary to assist in the performance of the duties of the Revested Debtor hereunder.

         5.3 POST-EFFECTIVE DATE REPORTING. As promptly as practicable after the making of any distributions that are required under the Plan to be made on the Effective Date, but in any event no later than five (5) Business Days after the making of such distributions, MPN or the Disbursing Agent shall provide the Reconstituted Committee with a report setting forth the amounts and timing of all such distributions and the recipients thereof. Thereafter, the Revested Debtor shall: (a) provide to the Reconstituted Committee quarterly reports summarizing (i) the cash receipts and disbursements of the Revested Debtor for the immediately preceding three-month period and (ii) the status of resolution of any Disputed Claims during that same period. Each quarterly report shall also state the Revested Debtor's cash balances, as well as any remaining availability under the $40 Million LC, as of the beginning and ending of each such period. Quarterly reports shall be provided no later than the fifteenth
(15th) day of each January, April, July and October until all Final Distributions under the Plan have been made. In addition, MPN shall reasonably promptly provide to the Reconstituted Committee such other additional information that the Reconstituted Committee reasonably requires in connection with carrying out its duties and obligations in connection with this Plan.

         5.4 MANAGEMENT OF REVESTED DEBTOR. Exhibit "4" hereto designates the Persons who will serve initially as directors of the Revested Debtor. If necessary to fill vacancies at any time prior to the Effective Date, the Debtor shall have the sole authority to make such designation or fill such vacancies. All persons designated pursuant to this section shall be authorized to assume their offices as of the Effective Date and to continue to serve in such capacities thereafter pending further action of the Board of Directors or stockholders of the Revested Debtor in accordance with applicable state law and the Revested Debtor's then-applicable bylaws and charters. The Persons who are officers of the Debtor as of the Effective Date shall assume their respective offices of the Revested Debtor, subject to replacement by the directors of the Revested Debtor. If the Revested Debtor fails to perform any obligations under this Plan with respect to the making of any required payments or distributions, the Reconstituted Committee may, upon notice and a hearing, seek Bankruptcy Court authority and approval to take such actions as are necessary to fulfill any such obligations on behalf of the Revested Debtor, including seeking the designation by the Bankruptcy Court of an "Authorized Agent" (as defined in the $40 million LC) on the terms and conditions and for the purposes set forth in the $40 million LC, and may employ such experts as may be necessary to advise the Reconstituted Committee with respect to such actions.

         5.5 FUNDING OF THE PLAN. This Plan is a liquidating plan that contemplates the distribution of all of the Assets of the Debtor to creditors holding Allowed Claims, including all available Effective Date Cash and Post-Effective Date Cash. In addition, Consenting Providers and Consenting Plans shall be entitled to share in the funds made available as a result of the subordination of the Class 3 Subordinated Claims and to be provided under the MedPartners Funding Commitment, to the extent they hold Claims that qualify therefor, in accordance with the terms and conditions of the Settlement Agreement and the Supplemental Plan Agreement.

Accordingly:

                  (a) With respect to distributions from the Estate, the sources for distributions to be made under this Plan are as follows:

                           (i)      Effective Date Cash;

                           (ii)     Post-Effective Date Cash;

                           (iii) To the extent the Operating Reserve, as supplemented by any Post-Effective Date Cash made available for such purposes, has been exhausted and there remain unpaid any (a) reasonable and necessary post-Effective Date expenses incurred by MPN or for which MPN is
                                   responsible, or (b) to the extent covered by the MedPartners Funding Commitment, any Unpaid Administrative Expense, MedPartners shall provide funds to satisfy such expenses; and

                          (iv) To the extent any funds remain in the Operating Reserve after MPN has made payment in full of all amounts properly payable from the Operating Reserve under this Plan, such funds shall be available to MPN to distribute on account of any other payments required or permitted to be made under the Plan.

                 (b) With respect to distributions under the MedPartners Funding Commitment, the sources for distributions to be made under this Plan are as follows:

                          (i)      the $40 Million LC; and

                          (ii) additional funding to be provided by MedPartners, subject to the terms and conditions of the MedPartners Funding Commitment, but only to the extent necessary within the MedPartners Funding Commitment to
                                   (A) increase the amount of the Estate
                                   Distribution(s) on account of any particular
                                   Allowed Claim to 85% of the Allowed amounts of such Claim, (B) satisfy the MedPartners Funding Commitment with respect to Final Distributions, and (C) pay Unpaid Administrative Expenses and reasonable and necessary post-Effective Date expenses for which MPN is responsible.

        5.6 DRAWS ON $40 MILLION LC. Prior to the Effective Date, MPN shall calculate the nature and amount of the distributions and payments required to be made under this Plan upon occurrence of the Effective Date and promptly provide the Committee with such information. On the Effective Date, MPN shall request a draw under the $40 Million LC in such amounts as are necessary to make such distributions and payments to the extent this Plan provides that the $40 Million LC shall be a source of funds available to make such distributions and payments.

         5.7 CONSENSUAL SUBORDINATION, WAIVER AND RELEASE OF CERTAIN CLAIMS. In connection with the Plan, MPN, MedPartners, the Consenting MPI Subs, the Consenting MPP's and the Consenting Plans have agreed to subordinate, waive or release certain Claims on the terms and conditions set forth in the Supplemental Plan Agreement. Upon occurrence of the Effective Date, MedPartners shall also subordinate to, and only to, MPN Provider Claims that are or become Allowed MPN Claims held by Consenting Providers or Consenting Plans and Plan Preserved Claims that become Allowed MPN Claims held by Consenting Plans, any Bankruptcy Code Section 503(b) Claim of MedPartners for unpaid post-Petition Date amounts payable by MPN under the terms of the Management Agreement (as that term is defined in the Settlement Agreement). In addition, by accepting the MPN Provider Release provisions contained in Article 9 of this Plan, Consenting Providers agree to subordinate certain Claims on the terms and conditions set forth in Article 9. In accordance with Bankruptcy Code section 510(a), the distributions to Consenting Providers and Consenting Plans under
Section 6.12 hereof enforce and give effect to the subordinations, waivers and releases contained in the Supplemental Plan Agreement and in the MPN Provider Release. In order to receive the benefits of those subordinations, waivers and/or releases, Providers, Health Plans and each of MedPartners and any of its affiliates must agree to be bound by the releases and related provisions contained in Article 9 of this Plan, as applicable to them, by timely executing and delivering a ballot evidencing their respective agreement to do so.

         5.8 WAIVERS AND RELEASES BY MPN. Except for the rights of MPN to enforce the provisions of the Plan or the Supplemental Plan Agreement, effective upon the Effective Date, MPN hereby (i) remises, acquits, waives, releases and forever discharges each Consenting Plan and its successors, predecessors, subsidiaries, affiliates, heirs and assigns, past and present officers, directors, shareholders, employees, agents, attorneys, members and/or enrollees

(collectively, the "Consenting Plan Released Parties"), and (ii) covenants and agrees never to institute or cause to be instituted any suit or other form of action or proceeding of any kind or nature whatsoever against any of the Consenting Plan Released Parties based upon any claims, demands, indebtedness, agreements, promises, causes of action, obligations, damages or liabilities of any nature whatsoever, in law or in equity, whether or not known, suspected or claimed, that MPN or the Estate ever had, claimed to have, has, or may have or claim to have against the Consenting Plan Released Parties, or any of them, by reason of any matter, cause, thing, act or omission of the Consenting Plan Released Parties, or any of them, in each case related to the California Operations except for MPN Preserved Claims. All Claims so waived and released shall be waived and released for purposes of (i) seeking affirmative relief and
(ii) defense of or setoff against MPN Plan Preserved Claims, including MPN Provider Claims held by Consenting Plans, and shall be preserved only for purposes of defense of, or setoff against, MPN Plan Subordinated Claims.

         Effective upon satisfaction of the MedPartners Funding Commitment, MPN hereby (i) remises, acquits, waives, releases and forever discharges MedPartners and its successors, predecessors, subsidiaries, affiliates, heirs and assigns, past and present officers, directors, shareholders, employees, agents and attorneys and every Managed Physician Practice (collectively, the "MedPartners Released Parties"), and (ii) covenants and agrees never to institute or cause to be instituted any suit or other form of action or proceeding of any kind or nature whatsoever against any of the MedPartners Released Parties based upon any claims, demands, indebtedness, agreements, promises, causes of action, obligations, damages or liabilities of any nature whatsoever, in law or in equity, whether or not known, suspected or claimed, that MPN or the Estate ever had, claimed to have, has, or may have or claim to have against the MedPartners Released Parties, or any of them, by reason of any matter, cause, thing, act or omission of the MedPartners Released Parties, or any of them, occurring at any time prior to the Effective Date.

         5.9 LIMITATION OF LIABILITY: Except as expressly set forth in the Plan, following the Effective Date, none of the Debtor, the Revested Debtor, the Committee, the Special

Monitor-Examiner, MedPartners or any of its affiliates, the Disbursing Agent,
J. Mark Abernathy, in his capacity as Conservator and subsequently Special Monitor-Examiner, or any of their respective members, officers, directors, employees, advisors, attorneys, professionals or agents shall have or incur any liability to any holder of a Claim or Interest for any act or omission in connection with, related to, or arising out of, the Chapter 11 Case, the pursuit of confirmation of the Plan, the consummation of the Plan or any contract, instrument, release or other agreement or document created in connection with this Plan, or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence.

         5.10 EXECUTION OF DOCUMENTS AND CORPORATE ACTION. Following Confirmation and prior to the occurrence of the Effective Date, the Debtor and Debtor in Possession shall execute such documents and take such other action as is necessary to effectuate the transactions provided for in this Plan.

         5.11 EXEMPTION FROM CERTAIN TRANSFER TAXES. Pursuant to Bankruptcy Code section 1146(c), the issuance, transfer or exchange of any Security or the making or delivery of any instrument of transfer under this Plan may not be taxed under any law imposing a stamp tax or similar tax. Any sale of any Asset occurring after the Effective Date shall be deemed to be in furtherance of this Plan.

         5.12 PRESERVATION OF RIGHTS OF ACTION, SETOFFS AND RECOUPMENTS. Except as otherwise provided in the Plan, the Supplemental Plan Agreement, the Bankruptcy Court order approving the Supplemental Plan Agreement, any other agreement between MPN and a Consenting Plan that (a) modifies the Supplemental Plan Agreement as to those parties and (b) has been approved by Final Order of the Bankruptcy Court, any settlement agreement or stipulation between MPN and a Consenting Provider that has been approved by Final Order of the Bankruptcy Court, or any contract, instrument, release or other agreement entered into in connection with the Plan, in accordance with the Bankruptcy Code section 1123(b)(3)(B), the Revested Debtor shall be vested with and may enforce any Claims, rights and causes of action that the Debtor or its Estate may be entitled to assert against any entity, including MPN

Preserved Claims and Claims and causes of action arising under Bankruptcy Code sections 542 through 553.

         Except as otherwise provided in the Plan, the Supplemental Plan Agreement, the Bankruptcy Court order approving the Supplemental Plan Agreement, any other agreement between MPN and a Consenting Plan that (a) modifies the Supplemental Plan Agreement as to those parties and (b) has been approved by Final Order of the Bankruptcy Court, any settlement agreement or stipulation between MPN and a Consenting Provider that has been approved by Final Order of the Bankruptcy Court, or any contract, instrument, release or other agreement entered into in connection with the Plan, the Revested Debtor may, pursuant to Bankruptcy Code section 553 or applicable nonbankruptcy law, setoff or recoup against any Allowed Claim, before any distribution is made on account of such Allowed Claim, any and all of the Claims, causes of action and rights of any nature that the Debtor, the Estate or the Revested Debtor may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver of release by the Debtor, the Estate or the Revested Debtor of any such Claims, causes of action or rights that the Debtor, the Estate of the Revested Debtor may possess against such holder. Except as otherwise provided in the Plan, the Supplemental Plan Agreement, the Bankruptcy Court order approving the Supplemental Plan Agreement, any other agreement between MPN and a Consenting Plan that (a) modifies the Supplemental Plan Agreement as to those parties and (b) has been approved by Final Order of the Bankruptcy Court, any settlement agreement or stipulation between MPN and a Consenting Provider that has been approved by Final Order of the Bankruptcy Court, or any contract, instrument, release of other agreement entered into in connection with the Plan, to the extent the Debtor or the Revested Debtor fails to setoff or recoup against an Allowed Claim and instead seeks to collect on a Claim, cause of action or right against the holder of such Allowed Claim, the Debtor or Revested Debtor shall be entitled to full recovery on their claim, cause of action or right against such holder in accordance with applicable law.

         5.13 OBJECTIONS TO CLAIMS; EXPEDITED CLAIMS RESOLUTION. Subject to applicable law and any applicable deadlines established in the Settlement Agreement and the Supplemental Plan Agreement, from and after the Effective Date, the Revested Debtor shall have the authority to File, settle, compromise, withdraw, arbitrate or litigate to judgment objections to Claims: (a) pursuant to applicable procedures established by the Bankruptcy Code, the Bankruptcy Rules, the Settlement Agreement, the Supplemental Plan Agreement and this Plan; and (b) subject to the oversight authority granted to the Claims Monitor and the Reconstituted Committee under this Plan.

         If, within the six months after the Effective Date, all Claims asserted against MPN by a Consenting Provider and all Claims asserted by MPN against such Consenting Provider have not yet been finally resolved, whether by agreement or pursuant to final judgment or final arbitration award either party to the dispute may require the other party to participate in the binding arbitration process set forth in Exhibit "5" hereto to resolve all such Claims, unless there then exists a difference of $5 million or greater between the aggregate Claims asserted against MPN by such Consenting Provider and the aggregate claims asserted by MPN against such Consenting Provider ("Large Variance Creditors"). MPN will diligently prosecute legal proceedings to resolve all of its claims, cross-claims, counterclaims, defenses, offsets, and recoupments with respect to Large Variance Creditors.

         5.14 SURRENDER OF EXISTING LETTERS OF CREDIT. The Special Monitor-Examiner shall deliver those certain Irrevocable Standby Letters of Credit, Nos. 3022981 and 3022982 to Bank of America or its designee on the Effective Date, or such other date as may be requested by MedPartners, MPN and the Committee, in exchange for the issuance of the $40 million LC.


                                   ARTICLE 6

            DISTRIBUTIONS ON ACCOUNT OF ALLOWED CLAIMS AND INTERESTS

A.  DISTRIBUTIONS GENERALLY.

         6.1 DISTRIBUTIONS BY DISBURSING AGENT. Distributions from funds provided to the Disbursing Agent by MPN under this Plan shall be made by the Disbursing Agent appointed by the Bankruptcy Court pursuant to the Confirmation Order. The Disbursing Agent may employ or contract with other entities to assist in or make the distributions required by the Plan without further order of the Bankruptcy Court.

         6.2 DELIVERY OF DISTRIBUTIONS IN GENERAL. Distributions to holders of Allowed Claims shall be made: (a) at the addresses set forth in the Proofs of Claim Filed by such holders; (b) at the addresses set forth in any written notices of address change delivered to the Disbursing Agent after the date on which any related Proof of Claim was Filed; or (c) at the addresses reflected in the Schedules relating to the applicable Allowed Claim if no Proof of Claim has been Filed and the Disbursing Agent has not received a written notice of a change of address.

         6.3 CASH PAYMENTS. Cash payments to be made pursuant to the Plan shall be made by checks drawn on a domestic bank or by wire transfer from a domestic bank, at the option of the Revested Debtor.

         6.4  NO DE MINIMIS DISTRIBUTIONS.   No payment of Cash in an amount of
less than $50.00 shall be made on account of any Allowed Claim.

         6.5 FACE AMOUNT. For the purpose of the provisions of this Article VI, the "face amount" of a Disputed Claim means the amount set forth on the proof of claim unless the Disputed Claim has been estimated for distribution purposes or, in the alternative, if no proof of claim has been timely Filed or deemed Filed, zero.

         6.6 UNDELIVERABLE DISTRIBUTIONS. If the distribution to any holder of an Allowed Claim is returned to the Disbursing Agent as undeliverable, no further distributions shall be made to such holder unless and until the Disbursing Agent is notified in writing of such holder's then current address. Undeliverable distributions shall remain in the possession of the Disbursing Agent pursuant to this Plan in trust for the benefit of holders of Allowed Claims until such time as a distribution becomes deliverable.

         Any holder of an Allowed Claim that does not assert a Claim pursuant to the Plan for an undeliverable distribution to be made by the Disbursing Agent within six (6) months after the date on which the distribution is returned to the Disbursing Agent shall have its Claim for such undeliverable distribution discharged and shall be forever barred from asserting any such Claim for an undeliverable distribution against the Revested Debtor or its property. In such cases, any Cash held for distribution on account of such Claims for undeliverable distributions shall become the property of the Estate and shall be distributed in accordance with the terms of this Plan.

         6.7 COMPLIANCE WITH TAX REQUIREMENTS. In connection with the Plan, to the extent applicable, the Disbursing Agent shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

B.       DISTRIBUTIONS TO CLASSES OF CLAIMS.

         6.8  DISTRIBUTION TO CLASS 1A.  On the later of (a) the Effective
Date and (b) the tenth (10th) Business Day after the subject Secured Claim in Class 1A becomes an Allowed Secured Claim, the Revested Debtor shall cause holders of Allowed Secured Claims in Class 1A to receive one of the alternative treatments set forth in Section 2.1.a above. To the extent the applicable treatment is as set forth in Section 2.1.(a)(ii), any monetary defaults shall be cured by the payment by the Revested Debtor of Cash in the full amount necessary to effectuate such cure.

         6.9 DISTRIBUTION TO CLASS 1B. The Revested Debtor shall cause to be distributed to each holder of an Allowed Class 1B Claim Cash in the full amount of such Allowed Claim upon the latest of: (i) the Effective Date, or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (iii) the tenth (10th) Business Day after such claim is Allowed, or as soon thereafter as practicable; (iv) the date on which such Secured Tax Claim is scheduled to be paid in the ordinary course of business under applicable law or regulation; and (v) such date as the holder of such Claim and the Debtor or Revested Debtor have agreed or shall agree.

         6.10 DISTRIBUTION TO CLASS 1C. On the later of (a) the Effective Date and (b) the tenth (10th) Business Day after the subject Secured Claim in Class 1C becomes an Allowed Secured Claim, the Revested Debtor shall cause holders of Allowed Secured Claims in Class 1C to receive one of the alternative treatments set forth in Section 2.1.c above. To the extent the applicable treatment is as set forth in Section 2.1.c(ii), any monetary defaults shall be cured by the payment by the Revested Debtor of Cash in the full amount necessary to effectuate such cure. To the extent the treatment is as set forth in Section 2.1.c(iii) above, the Revested Debtor shall cause to be distributed to the holder of the Allowed Secured Claim Cash in an amount equal to the amount of that Allowed Secured Claim, or in such lesser amount as the holder of such Claim and the Revested Debtor shall agree, in full satisfaction and release of such Claim.

         6.11 DISTRIBUTION TO CLASS 2. On the later of the Effective Date or the tenth (10th) Business Day after the subject Claim becomes an Allowed Claim, the Revested Debtor shall cause to be distributed to each holder of an Allowed Class 2 Claim Cash in the full amount of such Allowed Claim.

         6.12  DISTRIBUTION TO CLASS 3.

                  6.12.1 PRO RATA DISTRIBUTION ON ACCOUNT OF ALLOWED CLASS 3 CLAIMS.

On the Effective Date, after funding of the Operating Reserve, the Administrative Claims Reserve and all Disputed Claims Reserves and payment of or reserves on account of Administrative Claims, Priority Claims and any other amounts required to be paid or reserved for on the Effective Date pursuant to the terms of the Plan or the Confirmation Order and following the exercise of all rights of setoff or recoupment of MPN with respect thereto in accordance with the Supplemental Plan Agreement, the Bankruptcy Court's order approving the Supplemental Plan Agreement or any other agreement between MPN and a Consenting Plan that (a) modifies the Supplemental Plan Agreement as to those parties and (b) has been approved by Final Order of the Bankruptcy Court, the Revested Debtor shall cause to be distributed to each holder of an Allowed Claim in Class 3 Cash in an amount equal to such holder's Pro Rata share of all of the Revested Debtor's Cash on hand, including all Net Cash Proceeds in the MPN California Account but excluding any amounts provided under the MedPartners Funding Commitment.

                  6.12.2 DISTRIBUTIONS ON ACCOUNT OF ALLOWED CLASS 3A AND ALLOWED CLASS 3B CLAIMS HELD BY CONSENTING PROVIDERS AND CONSENTING PLANS.

                           6.12.2.1  STIPULATED CLAIMS AMOUNT AND STIPULATED
ESTATE VALUE. For purposes of making distributions from the Estate and calculating reserves thereon as of the Effective Date, the Confirmation Order shall establish the Stipulated Claims Amount in a maximum amount of $80 million and the Stipulated Estate Value in a minimum amount of $38 million, provided, however, that the Stipulated Estate Value shall be reduced on a dollar-for-dollar basis to the extent that as of the Effective Date (i) MPN has realized less than $4 million from Retro Rate Recoveries, and (ii) Tangible Asset Recoveries realized by MPN and the net appraised value of Tangible Assets for which sales have not yet closed is less than $13 million in the aggregate.

                           6.12.2.2  INITIAL ESTATE DISTRIBUTIONS.  An initial
distribution of property of the MPN estate will be made to each holder of an MPN Provider Claim or MPN Plan Preserved Claim that is or becomes an Allowed Claim that is eligible for the benefits of the MedPartners Funding Commitment (the "Initial Estate Distribution"):

         (a) with respect to a Claim that becomes an Allowed Claim on or before the Confirmation Date, as soon as practicable after the Effective Date in an amount equal to the product of the amount of such Allowed Claim multiplied by a fraction, the numerator of which is the Stipulated Estate Value and the denominator of which is the Stipulated Claim Amount (such fraction defined as the "Distribution Ratio"); and

         (b) with respect to a Claim that becomes such an Allowed Claim after the Confirmation Date, within ten (10) days after the end of the calendar month in which such Claim becomes an Allowed Claim in an amount equal to the sum of (i) from the Disputed Claim Reserve, an amount equal to the product of the amount of such Allowed Claim multiplied by the Distribution Ratio, and (ii) after giving effect to (i), from any then available Post-Effective Date Cash, after reserving for distributions on account of Allowed Claims and Disputed Claims that are not eligible for MedPartners Funding Commitment and such amounts as are necessary to satisfy post-Effective Date expenses for which MPN is responsible and which are not covered by the MedPartners Funding Commitment, such amount as is necessary to enable such holder to receive the same percentage distribution on account of such Allowed Claim as has already been received by the holders of previously allowed Allowed Claims eligible for the benefits of the MedPartners Funding Commitment on account of such Allowed Claims pursuant to an Initial Estate Distribution, any Supplemental Estate Distributions and any distributions under the $40 Million
LC or from MedPartners pursuant to the MedPartners Funding Commitment.

         With respect to the Initial Estate Distribution and any distributions required to be made concurrently therewith from funds to be provided by MedPartners under the MedPartners Funding Commitment (including from any draws made under the $40 Million LC) on account of the Allowed Claims that are Allowed on or before the Confirmation Date, MPN and MedPartners, as applicable, shall provide the funds necessary to make such distributions to the Disbursing Agent no later than two (2) business days following the Effective Date.

                           6.12.2.3  SUPPLEMENTAL ESTATE DISTRIBUTIONS.  To the
extent MPN accumulates Post-Effective Date Cash in an amount totaling at least $3,000,000, after all distributions and reserves made pursuant to Section
6.12.2.2 above, the use of which is not restricted under this Plan or, once the Operating Reserve has been exhausted, not required to pay reasonable and necessary post-Effective Date costs and expenses, and such funds are available for the payment of Allowed Claims, MPN shall make subsequent distributions of such funds to each holder of an Allowed Class 3 Claim in such a manner as to provide: (a) prepetition creditors other than consenting Providers and Consenting Providers and Consenting Plans with their pro rata share of the Assets of MPN's Estate, and (b) Consenting Providers and Consenting Plans with equal percentage distributions on account of their Allowed Claims that are covered by the MedPartners Funding Commitment that in no event exceed the amounts necessary to satisfy the MedPartners Funding Commitment with respect to such Allowed Claims (each a "Supplemental Estate Distribution" and together with the Initial Estate Distribution for such claimant, the "Estate Distribution"); provided, however, that: (x) to the extent the MedPartners Funding Commitment has been satisfied with respect to any Allowed Claim of any Consenting Provider or Consenting Plan on or before the date a Supplemental Estate Distribution is to be made, such Consenting

Provider or Consenting Plan shall not participate in such Supplemental Estate Distribution on account of such Allowed Claim; and (y) in no event shall any Consenting Provider that elects the 90% Cash Election participate in any Supplemental Estate Distribution.

         Each Supplemental Estate Distribution will be subject to a reserve for Disputed Claims to be calculated based upon: (x) the Stipulated Claims Amount, which shall be (i) increased on a dollar-for-dollar basis to the extent that Allowed Claims that are covered by the MedPartners Funding Commitment exceed $80 million, or (ii) decreased on a dollar-for-dollar basis to the extent that the sum of Allowed Claims that are covered by the MedPartners Funding Commitment plus the face amount of Disputed Claims that are covered by the MedPartners Funding Commitment is less than $80 million; and (y) following resolution of all disputes and Allowance of any previously Disputed Claim (the "Resolved Disputed Claim"), reduction of the reserve by a percentage equal to the percentage that the Resolved Disputed Claim was to the face amount of all Disputed Claims as of the Effective Date, each as calculated prior to the date of the Supplemental Estate Distribution.

                           6.12.2.4 DISTRIBUTIONS FROM THE FUNDS DRAWN UNDER
THE $40 MILLION LC. The $40 Million LC will be drawable in accordance with its terms to make distributions on account of Allowed Claims of Consenting Providers and Consenting Plans covered by the MedPartners Funding Commitment, without any reserve whatsoever. Except in connection with Final Distributions as set forth in Section 6.1.2.2.7 below, such distributions will be made concurrently with, or promptly following the payment of, the Initial Estate Distribution, provided that the maximum amount drawn under the $40 million LC to be paid to any claimant shall be the amount necessary to increase the Initial Estate Distribution and all other Estate Distributions made contemporaneously therewith to 85% of the Allowed Claim with respect to which payment is being made (or 90% if the holder has elected the 90% Cash Election).

                           6.12.2.5  THE 85% DISTRIBUTION.  To the extent funds
distributed from the Initial Estate Distribution, any concurrent Supplemental Estate Distribution(s) and the $40 Million LC do not result in an 85% Distribution on account of any Allowed Claim covered by the MedPartners Funding Commitment (or 90% if the holder has elected the 90% Cash

Election), pursuant to the MedPartners Funding Commitment MedPartners shall make available such funds as are necessary to increase the aggregate amount distributed on account of such Claim to 85% of the amount of such Allowed Claim that is covered by the MedPartners Funding Commitment in such a manner as to enable such distributions to be made timely (or 90% if the holder has elected the 90% Cash Election). (The total distributions to be made pursuant to Sections 6.12.2.2, 6.12.2.3, 6.12.2.4 and 6.12.2.5 are referred to collectively as the "85% Distribution.") The Disbursing Agent may not make any distributions on account of any portion of an 85% Distribution (or 90% Distribution, if applicable), however, unless the Disbursing Agent is making distributions to satisfy such 85% Distribution (or 90% Distribution, if applicable) in full, as a result of which the releases provided for in Sections 9.1, 9.3.1, 9.3.2, 9.4 and 9.6 of this Plan, as applicable, shall become effective pursuant to their terms and conditions.

                           6.12.2.6  FINAL DISTRIBUTIONS.  Subject to the
provisions of this Section 6.12.2.6, as soon as practicable after the date that is one year following the date the 85% Distribution is complete with respect to an Allowed Claim, a final distribution (the "Final Distribution") shall be made on account of such Allowed Claim in the amount necessary to satisfy the MedPartners Funding Commitment with respect to the Allowed Claim on account of which payment is being made. The Final Distribution shall be made from the following sources and in the following order: (a) out of that portion of the Assets of the MPN Estate available after reserving for Disputed Claims; (b) from draws made on the $40 Million LC until fully drawn; and (c) from funds provided by MedPartners pursuant to the MedPartners Funding Commitment, if necessary. In no event shall any Consenting Provider that elects the 90% Cash Election participate in or receive any Final Distribution(s).

         As a prerequisite for making Final Distributions, MPN shall promptly and diligently pursue resolution of all such claims in anticipation of obtaining final resolution of any and all claims, whether such claims constitute Permitted Expenses (as defined in the Settlement Agreement) or expenses that are not eligible for the benefits of the MedPartners Funding Commitment; provided, however, that if any such claims that are not eligible for the benefits of the MedPartners Funding Commitment are not resolved at the time a Final Distribution is due in accordance with the immediately preceding paragraph, an interim distribution on account of the Final Distribution shall be made, calculated (a) based upon the total amount of all such Claims that are undisputed or have been finally resolved, and (b) assuming for distribution purposes only that the disputed amount of any such Claims represent expenses that must be paid by the Estate but are not covered by the MedPartners Funding Commitment (such that funds equal to any such disputed amounts shall be withheld from the amount distributed under any such interim distribution on account of the Final Distribution). The balance of the Final Distribution will be paid as soon as is practicable following the final resolution of all such claims.

                           6.12.2.7  DISTRIBUTIONS TO MEDPARTNERS.  Once the
MedPartners Funding Commitment has been satisfied in full with respect to MPN (including reasonable and necessary post-Effective Date expenses incurred by MPN or for which MPN is responsible and Unpaid Administrative Expenses, to the extent such items are covered by the MedPartners Funding Commitment) and all of the voluntary subordinations provided for in the Settlement Agreement, the Supplemental Plan Agreement and Articles 2, 5 and 9 of this Plan have otherwise been effectuated, any distributions that otherwise would be made to Consenting Providers or Consenting Plans instead shall be made to MedPartners until such time as MedPartners has been reimbursed in full for all funds provided by it under the MedPartners Funding Commitment, whether under the $40 Million LC or otherwise.

                           6.12.2.8  DISTRIBUTIONS TO CONSENTING PLANS.  Any and
all payments to be made by MPN to any Consenting Plan shall be made in the same manner, timing and percentage amounts as payments to be made to Consenting Providers, subject to Section 20.18 of the Supplemental Plan Agreement or any other agreement between MPN and a Consenting Plan that modifies the Supplemental Plan Agreement as to those parties and has been approved by Final Order of the Bankruptcy Court.

         6.13 DISPUTED CLAIMS RESERVES. To the extent there exist as of the Effective Date Disputed Claims in any Class, the Revested Debtor shall reserve from any distribution of Estate Assets Cash in an amount equal to whatever Cash distribution the holder(s) of such Disputed Claim(s) would be entitled to receive if the face amount of such Claim(s) became an

Allowed Claim in that Class (and with respect to Class 3, based upon the Stipulated Claims Amount). To the extent that any such Disputed Claim becomes an Allowed Claim, such reserved Cash shall be distributed to the holder of the Allowed Claim in a manner and amount consistent with the treatment of Allowed Claims in that Class, with any surplus Cash becoming generally available for use by the Revested Debtor in accordance with the terms of this Plan; provided, however, that distributions made under the MedPartners Funding Commitment shall not be subject to any such reserves.

         6.14 DISBURSEMENT OF RESIDUAL FUNDS TO MEDPARTNERS. To the extent funds made available to the Debtor pursuant to the MedPartners Funding Commitment exceed the amount necessary for the satisfaction of Allowed Claims entitled to receive the benefits of the MedPartners Funding Commitment, such excess funds shall be treated in the manner set forth in section 3.5(d) of the Settlement Agreement.

                                   ARTICLE 7

                        CONDITIONS TO THE EFFECTIVE DATE

         7.1 CONDITIONS TO EFFECTIVE DATE. The Plan shall not become effective and the Effective Date shall not occur unless and until:

                           (a)  Unless waived by the Debtor, the Confirmation
Order shall have become a Final Order;

                           (b)  The Effective Date of the Settlement Agreement,
as defined in the Settlement Agreement, shall have occurred and the Settlement Agreement shall not have terminated;

                           (c)  The SPA Effective Date, as that term is defined
in the Supplemental Plan Agreement, shall have occurred and the Supplemental Plan Agreement shall not have terminated;

                           (d)  The Bankruptcy Court shall have entered an
order with respect to each MPN Provider Claim settlement stipulation described on Exhibit "6" to the Disclosure Statement (each a "Settlement Stipulation") that becomes a Final Order determining that, except as expressly set forth to the contrary in any particular Settlement Stipulation, each Settlement

Stipulation will constitute, upon effectiveness pursuant to its terms, a full and final settlement of any and all Claims asserted by the settling Provider against MPN;

                           (e)  The Bankruptcy Court shall have entered an
order with respect to each Health Plan settlement agreement or stipulation described on Exhibit "7" to the Disclosure Statement (each a "Health Plan Settlement Stipulation") that becomes a Final Order determining that, except as expressly set forth to the contrary in any particular Health Plan Settlement Stipulation, each Health Plan Settlement Stipulation will constitute, upon effectiveness pursuant to its terms, a full and final settlement of any and all Claims asserted by the settling Health Plan against MPN; and

                           (f)  The delivery by the Special Monitor-Examiner of
those certain Irrevocable Standby Letters of Credit, Nos. 3022981 and 3022982 to Bank of America or its designee in exchange for issuance of the $40 million LC, as provided for in Section 5.14, has occurred.

         7.2 TERMINATION OF PLAN FOR FAILURE TO BECOME EFFECTIVE. If the Effective Date shall not have occurred on or prior to the date that is forty-five (45) days after the Confirmation Date, then this Plan shall terminate and be of no further force or effect unless the provisions of this
Section 7.2 are waived in writing by MPN, the Committee and MedPartners.

                                   ARTICLE 8

        SATISFACTION OF CLAIMS AND TERMINATION OF INTERESTS; INJUNCTION

         8.1 Except as otherwise expressly provided in this Plan or the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan shall be in exchange for and in complete satisfaction of all Claims against MPN and the Estate to the fullest extent available under the Bankruptcy Code.

         8.2 Pursuant to section 1141(d)(3) of the Bankruptcy Code, neither the Plan nor the Confirmation Order shall discharge claims against the Debtor. However, no Creditor of the Debtor may receive any payment from or seek recourse against any Assets that are to be distributed under the Plan, except for those Assets required to be distributed to that Creditor as expressly the plan, except for those Assets required to be distributed to that Creditor provided for in the Plan. As of the Effective Date, all Persons are precluded from asserting against property that is to be distributed under this Plan any claims, rights, causes of action, liabilities or any equity interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, other than as expressly provided in this Plan or the Confirmation Order, regardless of the filing, lack of filing, allowance or disallowance of such a Claim or Interest and regardless of whether such Person has voted to accept the Plan.

         8.3 Except as otherwise provided in the Plan or the Confirmation Order, on and after the Effective Date all Persons that have held, currently hold or may hold a debt, Claim, other liability or Interest against or in the Debtor or any Plan Released Party or MedPartners Released Party that would be discharged upon Confirmation of the Plan and the Effective Date but for the provisions of section 1141(d)(3) of the Bankruptcy Code and section 8.2 are permanently enjoined from taking any of the following actions on account of such debt, Claim, liability, Interest or right: (a) commencing or continuing in any manner any action or other proceeding on account of such debt, Claim, liability, Interest or right against Assets that are to be distributed under the Plan, other than to enforce any right to a distribution with respect to such Assets under the Plan; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree, or order against any Assets to be distributed to Creditors under the Plan, other than as permitted under subparagraph (a) above; and (c) creating, perfecting or enforcing any lien or encumbrance against any Assets to be distributed under the Plan, other than as permitted by the Plan.

                                   ARTICLE 9

                   MPN PROVIDER RELEASE AND MPN PLAN RELEASE

         Pursuant to the MedPartners Funding Commitment and on the terms and conditions set forth in the Settlement Agreement, MedPartners has agreed to provide certain funds to facilitate satisfaction of eligible MPN Provider Claims that become Allowed Claims held by Consenting Providers. The Settlement Agreement requires a Provider to agree to the terms of the MPN Provider Release as a precondition to becoming a Consenting Provider and thereby becoming eligible to participate in the benefits of the MedPartners Funding Commitment and the voluntary subordinations contemplated by and/or provided for in the Settlement Agreement, the Supplemental Plan Agreement and this Plan. THIS
ARTICLE 9 CONTAINS THE MPN PROVIDER RELEASE PROVISIONS TO WHICH A PROVIDER MUST AGREE IN ORDER TO BECOME A CONSENTING PROVIDER. If you are a Provider who holds one or more MPN Provider Claims and you wish to participate in such benefits to the extent any such MPN Provider Claims become Allowed Claims, you must evidence your agreement to be bound by the terms of the MPN Provider Release set forth in this Article 9 by timely executing and returning a ballot indicating your agreement in that regard.

         IF YOU ARE AN ASSIGNEE OR SUCCESSOR IN INTEREST TO A PROVIDER WITH RESPECT TO SUCH PROVIDER'S MPN PROVIDER CLAIMS (WHETHER OR NOT YOU ARE A PROVIDER YOURSELF), YOU MAY BECOME ENTITLED TO TREATMENT UNDER THIS PLAN AS A CONSENTING PROVIDER IF AND ONLY IF BOTH YOU AND THE PROVIDER THAT WAS YOUR ASSIGNOR OR PREDECESSOR IN INTEREST TIMELY EXECUTE AND RETURN A BALLOT INDICATING YOUR AND THEIR AGREEMENT TO BE BOUND BY THE TERMS OF THE MPN PROVIDER RELEASE SET FORTH IN THIS ARTICLE 9.

         IN ORDER TO BE COUNTED AS A VOTE TO ACCEPT OR REJECT THE PLAN, A PROVIDER'S BALLOT MUST BE EXECUTED AND RETURNED NO LATER THAN THE VOTING DEADLINE ESTABLISHED BY THE BANKRUPTCY COURT. FOR PURPOSES OF DETERMINING WHETHER A PROVIDER IS A CONSENTING PROVIDER, HOWEVER, THE EXECUTION AND RETURN OF A BALLOT SHALL BE CONSIDERED "TIMELY" IF THE EXECUTED BALLOT INDICATING SUCH PROVIDER'S AGREEMENT TO BE BOUND BY THE TERMS AND CONDITIONS OF THIS ARTICLE 9 SHALL HAVE BEEN RECEIVED BY THE BALLOTING AGENT AT THE ADDRESS CONTAINED ON THE BALLOT NO LATER THAN 5:00 P.M. PACIFIC TIME ON THE FIFTEENTH (15TH) BUSINESS DAY FOLLOWING THE CONFIRMATION DATE.

         If you submit your ballot indicating your agreement to be bound by the terms of the MPN Provider Release set forth in this Article 9 on or before the Voting Deadline, your agreement to be bound by the terms of the MPN Provider Release shall become irrevocable upon entry of the Confirmation Order. If you submit your ballot indicating your agreement to be bound by the terms of the MPN Provider Release set forth in this Article 9 after the Voting Deadline but no later than the fifteenth (15th) Business Day following the Confirmation Date, your agreement to be bound by the terms of the MPN Provider Release shall be irrevocable immediately upon delivery of such ballot.

         In addition, the Settlement Agreement and the Supplemental Plan Agreement provide that each Consenting Plan shall execute and deliver to MPN an MPN Plan Release with respect to all MPN Provider Claims and MPN Plan Preserved Claims held by such Consenting Plan. THIS ARTICLE 9 CONTAINS THE MPN PLAN RELEASE PROVISIONS TO WHICH A CONSENTING PLAN MUST AGREE IN ORDER TO COMPLY WITH THE REQUIREMENTS OF THE SETTLEMENT AGREEMENT AND THE SUPPLEMENTAL PLAN AGREEMENT. THIS ARTICLE 9 ALSO CONTAINS CERTAIN RELEASE PROVISIONS TO BE GRANTED TO CONSENTING PROVIDERS BY CONSENTING PLANS IN CONSIDERATION OF THE RELEASES OF CONSENTING PLANS GRANTED BY CONSENTING PROVIDERS HEREUNDER. Each Consenting Plan must evidence its agreement to be bound by the terms and conditions of this Article 9, as applicable to it, by timely executing and returning a ballot indicating its agreement thereto no later than the deadline established by the Bankruptcy Court for the submission of votes to accept or reject this Plan.

         The Settlement Agreement and the Supplemental Plan Agreement also provide that MedPartners and each of its affiliates that assert MPN Provider Claims (each a "MedPartners Releasing Party") shall execute and deliver to MPN a MedPartners Release with respect to all MPN Provider Claims held by such entity as a precondition to participating in the MedPartners Funding Commitment. THIS
ARTICLE 9 CONTAINS THE MEDPARTNERS RELEASE PROVISIONS TO WHICH ANY MEDPARTNERS RELEASING PARTY MUST AGREE IN ORDER TO COMPLY WITH THE REQUIREMENTS OF THE SETTLEMENT AGREEMENT AND THE SUPPLEMENTAL PLAN AGREEMENT. THIS ARTICLE 9 ALSO CONTAINS CERTAIN RELEASE PROVISIONS TO BE GRANTED TO CONSENTING PROVIDERS BY MEDPARTNERS AND ITS AFFILIATES IN CONSIDERATION OF THE RELEASES GRANTED BY CONSENTING PROVIDERS HEREUNDER. Each Releasing Party that asserts any MPN

Provider Claims must evidence its agreement to be bound by the terms and conditions of this Article 9 as applicable to it by timely executing and returning a ballot indicating its agreement thereto no later than the Voting Deadline established by the Bankruptcy Court.

         9.1 RELEASE OF MEDPARTNERS RELEASED PARTIES BY PROVIDER UPON RECEIPT OF 85% DISTRIBUTION. Effective immediately upon a Provider's receipt of the 85% Distribution with respect to an Allowed Claim and in consideration of the payment thereof, such Provider, on behalf of itself and the other respective Provider Parties, hereby: (a) remises, acquits, releases and forever discharges the MedPartners Released Parties, except with respect to (1) Provider's claim(s) for and right(s) to collect any Supplemental Estate Distributions and the Final Distribution on such Allowed Claim pursuant to the terms and conditions of this Plan, (2) Provider's claim(s) for and right(s) to collect the 85% Distribution, any Supplemental Estate Distributions and the Final Distribution on any other Allowed Claims held by such Provider on the terms and conditions of this Plan, and (3) any timely submitted, valid Provider claims such Provider may have against any Managed Physician Practice; and (b) covenants and agrees never to institute or cause to be instituted against any of the MedPartners Released Parties, except as to any of the items identified in items (1), (2) or (3) above, any suit or other form of action or proceeding of any kind or nature whatsoever, based upon any claims, demands, indebtedness, agreements, promises, causes of action, obligations, damages or liabilities of any nature whatsoever, in law or in equity, whether or not known, suspected or claimed, that Provider or any Provider Party ever had, has claimed to have, now has, or may hereafter have or claim to have against the MedPartners Released Parties, or any of them, by reason of any matter, cause, thing, act or omission of the MedPartners Released Parties, or any of them, occurring at any time prior to the date of payment of such 85% Distribution.

         9.2 MUTUAL RELEASE BETWEEN MEDPARTNERS AND PROVIDER WITH RESPECT TO ALL OF PROVIDER'S ELIGIBLE MPN PROVIDER CLAIMS.

                  9.2.1 Except as specifically provided in Section 9.2.3 below and except for any timely submitted, valid Provider claims such Provider may have against any Managed Physician Practice, effective immediately upon a Provider's receipt of its Final Distribution on account of all of Provider's eligible MPN Provider Claims that become Allowed Claims, or, with respect to a Provider that has made the 90% Cash Election, upon receipt of the 90% Distribution on such Allowed Claims, Provider, on behalf of itself and the other respective Provider Parties, hereby remises, acquits, releases and forever discharges the MedPartners Released Parties, and covenants and agrees never to institute or cause to be instituted against any of the MedPartners Released Parties any suit or other form of action or proceeding of any kind or nature whatsoever based upon any and all claims, demands, indebtedness, agreements, promises, causes of action, obligations, damages or liabilities of any nature whatsoever, in law or in equity, whether or not known, suspected or claimed, that Provider or any Provider Party ever had, has claimed to have, now has, or may hereafter have or claim to have against the MedPartners Released Parties, or any of them, by reason of any matter, cause, thing, act or omission of the MedPartners Released Parties, or any of them, occurring at any time prior to the date of payment of the Final Distribution or the 90% Distribution, as applicable.

                  9.2.2 Except as specifically provided in Section 9.2.3 and except with respect to any rights, claims, defenses, offsets, rights of recoupment or causes of action relating to any claims such Provider may assert against any Managed Physician Practice, effective immediately upon a Provider's receipt of its Initial Estate Distribution or its 90% Distribution, as applicable, on account of all of Provider's eligible MPN Provider Claims that become Allowed Claims, MedPartners, on behalf of itself and its successors, predecessors, heirs, assigns, subsidiaries and affiliates, hereby remises, acquits, releases and forever discharges the Provider Parties, and covenants and agrees never to institute or cause to be instituted any suit or other form of action or proceeding of any kind or nature whatsoever against any of the Provider Parties, based upon any and all claims, demands, indebtedness, agreements, promises, causes of action, obligations, damages or liabilities of any nature whatsoever, in law or in equity, whether or not known, suspected or claimed, that MedPartners ever had, has claimed to have, now has, or may hereafter have or claim to have against the Provider Parties, or any of them, by reason of any matter, cause, thing, act or omission of the Provider Parties, or any of them, occurring at any time prior to the time the Provider receives its Initial Estate Distribution or its 90% Distribution, as applicable, on account of all of Provider's eligible MPN Provider Claims that become Allowed Claims.

                  9.2.3  Notwithstanding anything to the contrary in this
Article 9, neither the MedPartners Released Parties nor any of the Provider Parties release any claims directly relating to, and this Article 9 shall not release or affect in any way the following:

                           (a) Any obligations, claims or causes of action
                  brought by third parties relating to any Provider's provision of Health Care Services, including, without limitation, (i) malpractice actions or (ii) any existing or future obligation of Provider to indemnify any of the MedPartners Released Parties for claims or causes of action brought by third parties, so long as the party otherwise entitled to such indemnification has not directly or indirectly instituted such third party claim or action;

                           (b) Any obligations, claims or causes of action
                  directly arising out of or resulting from any breach by a party hereto of its obligations under this Article 9;

                           (c) With respect to MPN only, any MPN Preserved
                  Claims; and

                           (d) Any obligations, claims or causes of action
                  against any MedPartners Released Party arising out of a direct contract with such MedPartners Released Parties and unrelated to MPN's assets and operations.

         9.3 MUTUAL RELEASE OF CONSENTING PLANS AND PROVIDER UPON RECEIPT OF 85% DISTRIBUTION OR 90% DISTRIBUTION, AS APPLICABLE; EXCEPTIONS TO RELEASE OF CONSENTING PLANS.

                  9.3.1 Provider hereby further agrees that, except as specifically provided in Section 9.3.3, Provider, on behalf of Provider and the other Provider Parties, hereby remises, acquits, releases and forever discharges each Consenting Plan and all Consenting Plan Released Parties, and covenants and agrees never to institute or cause to be instituted against any Consenting Plan or any Consenting Plan Released Parties, any suit or other form of action or proceeding of any kind or nature whatsoever, based upon any claims of Provider for Health Care

Services that MPN arranged to have rendered to enrollees of any Consenting Plan or any of the Consenting Plan Released Parties and that were provided to enrollees pursuant to Health Care Services Agreements prior to June 1, 1999; provided, however, that the release contained in this Section 9.3.1 shall be effective only: (a) with respect to Providers who are parties to Settlement Stipulations listed on Exhibit "6" to the Disclosure Statement, upon Providers' receipt of the 85% Distribution or the 90% Distribution, as applicable, on account of that portion of such Provider's prepetition unsecured claim that shall constitute an Allowed MPN Claim of a Consenting Provider and upon which such Provider shall be entitled to receive distributions pursuant to the MedPartners Funding Commitment in accordance with the terms of such Settlement Stipulation; and (b) for all other Providers, upon Provider's receipt of the 85% Distribution or the 90% Distribution, as applicable, with respect to all of such Provider's MPN Provider Claims that are or become Allowed Claims.

                  9.3.2 Each Consenting Plan hereby agrees that, except as specifically provided in Section 9.3.3, upon effectiveness of the release granted under Section 9.3.1 above, each Consenting Plan hereby remises, acquits, releases and forever discharges each Consenting Provider, and covenants and agrees never to institute or cause to be instituted against any Consenting Provider, any suit or other form of action or proceeding of any kind or nature whatsoever, based upon any claims of such Consenting Plan to recover an overpayment on account of the provision of Health Care Services prior to June 1, 1999 arranged by MPN or a managed Physician Practice, except to the extent that the Consenting Plan receives an assignment of claims from MPN, MedPartners or the Managed Physician Practice pursuant to the Supplemental Plan Agreement. Nothing herein shall be effective to release a Provider from any claim other than a claim for overpayment for Health Care Services arranged for by MPN or a Managed Physician Practice pursuant to a Health Care Services Agreement.

                  9.3.3  Notwithstanding anything to the contrary herein, this
Article 9 shall not release or affect in any way any Claims by Provider against enrollees relating to payments for noncovered Health Care Services, enrollee copayments and deductibles or other obligations for which the enrollee is exclusively responsible as determined in accordance with applicable coverage agreements.

         9.4 RELEASE OF MPN BY CONSENTING PLAN UPON RECEIPT OF 85% DISTRIBUTION. Effective immediately upon a Consenting Plan's receipt of the 85% Distribution with respect to any Allowed Claim and in consideration of the payment thereof, such Consenting Plan, on behalf of itself and the other respective Consenting Plan Released Parties except for members and enrollees, hereby: (a) remises, acquits, releases and forever discharges MPN, except with respect to (1) Consenting Plan's claim(s) for and right(s) to collect any Supplemental Estate Distributions and the Final Distribution on such Allowed Claim pursuant to the terms and conditions of this Plan, (2) Consenting Plan's claim(s) for and right(s) to collect the 85% Distribution, any Supplemental Estate Distributions and the Final Distribution on any other Allowed Claims held by such Consenting Plan that may be entitled to any such distributions pursuant to the terms and conditions of this Plan or any other agreement between MPN and a Consenting Plan that (i) modifies the Supplemental Plan Agreement as to those parties, and (ii) has been approved by Final Order of the Bankruptcy Court, and (3) Consenting Plan's rights (including rights upon a breach thereof) with respect to the Settlement Agreement, the Supplemental Plan Agreement or any other agreement between MPN and such Consenting Plan that (a) modifies the Supplemental Plan Agreement and (b) has been approved by Final Order of the Bankruptcy Court, subject to the terms and conditions of the applicable governing agreement; (b) covenants and agrees never to institute or cause to be instituted against MPN, except as to any of the items identified in items (1), (2) or (3), any suit or other form of action or proceeding of any kind or nature whatsoever, based upon any claims, demands, indebtedness, agreements, promises, causes of action, obligations, damages or liabilities of any nature whatsoever, in law or in equity, whether or not known, suspected or claimed, that Consenting Plan or any Consenting Plan Released Party ever had, has claimed to have, now has, or may hereafter have or claim to have against MPN by reason of any matter, cause, thing, act or omission of MPN occurring at any item prior to the date of payment of such 85% Distribution. The waiver and release provisions in this Section 9.4 shall not apply to any claims against any entity other the MPN.

With respect to any such claims against any entity other than MPN, all theories of liability and damages are preserved. Nothing in the Plan or any Consenting Plan's actions to implement or participate in the consummation of the Plan shall exonerate in whole or in part any guarantor (other than MPN) of an obligation to a Consenting Plan or any Consenting Plan Released Party.

         9.5 RELEASE OF MPN BY CONSENTING PLANS UPON RECEIPT OF FINAL DISTRIBUTION. Effective immediately upon a Consenting Plan's receipt of any Final Distribution on account of all of Consenting Plan's Allowed Claims that are entitled to such distribution under this Plan, Consenting Plan, on behalf of itself and the other respective Consenting Plan Released Parties except for members and enrollees, hereby remises, acquits, releases and forever discharges MPN, and covenants and agrees never to institute or cause to be instituted against MPN any suit or other form of action or proceeding of any kind or nature whatsoever based upon any and all claims, demands, indebtedness, agreements, promises, causes of action, obligations, damages or liabilities of any nature whatsoever, in law or in equity, whether or not known, suspected or claimed, that Consenting Plan or any Consenting Plan Released Party except for members and enrollees ever had, has claimed to have, now has, or may hereafter have or claim to have against MPN by reason of any matter, cause, thing, act or omission of MPN occurring at any time prior to the date of payment of the Final Distribution. The waiver and release provisions in this Section 9.5 shall not apply to any claims against any entity other than MPN. With respect to any such claims against any entity other than MPN, all theories of liability and damages are preserved. Nothing in the Plan or any Consenting Plan's actions to implement or participate in the consummation of the Plan shall exonerate in whole or in part any guarantor (other than MPN) of an obligation to a Consenting Plan or any Consenting Plan Released Party.

         9.6 RELEASE OF MPN BY MEDPARTNERS RELEASING PARTIES UPON RECEIPT OF 85% DISTRIBUTION. Effective immediately upon receipt by any MedPartners Releasing Party of the 85% Distribution with respect to any Allowed Claim and in consideration of the payment thereof, such MedPartners' Releasing Party hereby: (a) remises, acquits, releases and forever discharges MPN, except with respect to (1) such MedPartners Releasing Party's claim(s) for and right(s) to collect any Supplemental Estate Distributions and the Final Distribution on such

Allowed Claim pursuant to the terms and conditions of this Plan, and (2) such MedPartners Releasing Party's claim(s) for and right(s) to collect the 85% Distribution, any Supplemental Estate Distributions and the Final Distribution on any other Allowed Claims held by such MedPartners Releasing Party that may be entitled to any such distributions pursuant to the terms and conditions of this Plan; and (b) covenants and agrees never to institute or cause to be instituted against MPN, except as to any of the items identified in items (1) or (2), any suit or other form of action or proceeding of any kind or nature whatsoever, based upon any claims, demands, indebtedness, agreements, promises, causes of action, obligations, damages or liabilities of any nature whatsoever, in law or in equity, whether or not known, suspected or claimed, that such MedPartners Releasing Party ever had, has claimed to have, now has, or may hereafter have or claim to have against MPN by reason of any matter, cause, thing, act or omission of MPN occurring at any time prior to the date of payment of such 85% Distribution.

         9.7 RELEASE OF MPN BY MEDPARTNERS RELEASING PARTIES UPON RECEIPT OF FINAL DISTRIBUTION. Effective immediately upon receipt by any MedPartners Releasing Party of any Final Distribution on account of all of such MedPartners Releasing Party's Allowed Claims that are entitled to such distribution under this Plan, such MedPartners Releasing Party hereby remises, acquits, releases and forever discharges MPN, and covenants and agrees never to institute or cause to be instituted against MPN any suit or other form of action or proceeding of any kind or nature whatsoever based upon any and all claims, demands, indebtedness, agreements, promises, causes of action, obligations, damages or liabilities of any nature whatsoever, in law or in equity, whether or not known, suspected or claimed, that such MedPartners Releasing Party has claimed to have, now has, or may hereafter have or claim to have against MPN by reason of any matter, cause, thing, act or omission of MPN occurring at any time prior to the date of payment of the Final Distribution.

         9.8  FURTHER AGREEMENTS OF PROVIDERS AND PLANS.

                  9.8.1 Each releasing party under this Article 9 further understands and agrees that the releases granted pursuant to this Article 9 will be treated as a full and complete defense to, and will forever be a complete bar to the commencement or prosecution of any and all causes of action arising out of any matter, cause or thing whatsoever whenever arising which may be brought, instituted or taken by the releasing parties against the released parties arising out of the circumstances of any claims released hereunder.

                  9.8.2 Each releasing party under this Article 9 understands and agrees that there is a risk that subsequent to the date the releases under this Article 9 becomes effective, such releasing party will discover, incur or suffer claims or causes of action that were unknown or unanticipated at the time those releases became effective, including but not limited to unknown or unanticipated claims or causes of action that arose from, or are based upon or relate to, the claims hereby released that if known by such releasing party on the date the releases under this Article 9 became effective may have materially affected said releasing party's decision to consent and agree to such release. Each releasing party understands that when it consents and agrees to the releases granted pursuant to this Article 9, it is assuming the risk of such unknown claims or causes of action and agrees that its release of the released parties applies to any and all such claims and causes of action.

                  9.8.3 Each releasing party, by consenting and agreeing to the releases granted pursuant to this Article 9, represents that it has read the Plan, including this Article 9 and fully understands all of its terms; that it has made such factual investigation pertaining to the releases granted pursuant to this Article 9, as it deems necessary; that it has been advised to confer with its attorney prior to agreeing to the releases granted pursuant to this
Article 9, and that it has so conferred or has knowingly and voluntarily chosen not to confer with an attorney; that it understands any rights it may have and agrees to the releases granted pursuant to this Article 9, with full knowledge of any such rights; and that the released parties have not made any statement or representation to such releasing party regarding any fact relied upon in entering into the releases granted pursuant to this Article 9, except as expressly stated in this Plan, Disclosure Statement or the Settlement Agreement.

                  9.9 ACKNOWLEDGMENT OF RELEASE. With respect to any general releases granted under this Plan, each releasing party thereunder understands and agrees that it is releasing unknown claims and expressly waives all rights it has or may have under Section 1542 of the

California Civil Code or any other statute or common law principle of similar effect. Each such releasing party acknowledges that it is familiar with Section 1542 of the California Civil Code, which reads as follows:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         9.10  OTHER RESTRICTIONS AGREED TO BY PROVIDER.

                  9.10.1 Except as provided in Section 9.3.3, Provider explicitly agrees not to bill, initiate any action, or otherwise seek payment on account of any MPN Provider Claims for Health Care Services from enrollees of any Consenting Plan.

                  9.10.2 In consideration of the tolling agreements contained in the Supplemental Plan Agreement in favor of Providers, Provider explicitly agrees to refrain from seeking payment from any Consenting Plan Released Party or initiating any action against any Consenting Plan Released Party related to any MPN Provider Claims unless and until the first to occur of (i) the one hundred eightieth day after a judgment has been rendered that a payment default has occurred in the payment of an 85% Distribution or a 90% Distribution, as applicable, to a Provider pursuant to an arbitration proceeding under Article 12 of the Settlement Agreement or a judicial proceeding pursuant to Section
10.4 or 16.14 of the Settlement Agreement, if such 85% Distribution or 90% Distribution, as applicable, are not then being made in accordance with this Plan; (ii) the earliest date after such one hundred eightieth day that the payment of an 85% Distribution or a 90% Distribution, as applicable to a Provider is not being made in accordance with this Plan; and (iii) a case under the Bankruptcy Code has been filed by or against MedPartners.

                  9.10.3 In consideration of the tolling agreements contained in the Supplemental Plan Agreement in favor of Providers, Provider explicitly agrees to refrain from seeking payment from or initiating any action against any MedPartners Released Party unless and until a payment default has occurred under this Plan with respect to any distributions to be made to such Provider.

                  9.10.4 If Provider previously contracted with MPN to provide institutional services and is recontracting for the provision of such services directly with a Plan, then, in connection with such initial transfer of institutional risk from MPN to the Consenting Plans, Provider expressly acknowledges that it has offered, or agrees to offer on a retroactive basis, the Consenting Plans, in good faith, economic contract terms which are no less favorable than MPN received from such Provider immediately prior to the transfer of such institutional risk to the Consenting Plans through the earlier to occur of December 31, 1999 or the expiration of such Provider's contract with MPN.

         9.11 SUBORDINATION OF OTHER CLAIMS. Provider hereby agrees to subordinate any Claims of Provider other than MPN Provider Claims to, and only to, MPN Provider Claims and Plan Preserved Claims that become Allowed Claims held by Consenting Providers or Consenting Plans. Provider also agrees that any distribution to which it otherwise would be entitled on account of such subordinated Claims shall be and hereby is assigned for the benefit of the Consenting Providers and Consenting Plans on account of their MPN Provider Claims and Plan Preserved Claims that become Allowed MPN Claims in the manner set forth, and on the terms and conditions of, Articles 2, 5 and 6 of this Plan.

         9.12 ACKNOWLEDGMENT OF THIRD PARTY BENEFICIARY RIGHTS. To the extent Provider may be a Beneficiary as defined in the Settlement Agreement, Provider consents to the scope of Provider's rights provided in Section 16.14 thereof, particularly as to the jurisdictional threshold for enforcement (Section 16.14(c)) and as to notice (Section 16.14(d)).

         9.13  SUCCESSORS AND ASSIGNS.  The Releases granted pursuant to this
Article 9 shall bind and inure to the benefit of the respective heirs, legal representatives, successors and assigns of each Consenting Provider.

         9.14 NO IMPAIRMENT OF CONSENTING PLAN'S RIGHTS TO ENFORCE THE SUPPLEMENTAL PLAN AGREEMENT OR ANY SUBSEQUENT SETTLEMENT AGREEMENT AGAINST
MPN. Except as it pertains to the satisfaction and release of Allowed Claims against MPN held by Consenting Plans, nothing in this Article 9 shall impair the rights of any Consenting Plan (including any rights of such Consenting Plan upon a breach thereof) with respect to the Settlement Agreement, the Supplemental Plan Agreement or any other agreement between MPN and such Consenting Plan that (a) modifies the Supplemental Plan Agreement and (b) has been approved by Final Order of the Bankruptcy Court, subject to the terms and conditions of the applicable governing agreement.

         9.15  PRESERVATION OF BANKRUPTCY CODE SECTION 503(B) CLAIMS.

         Notwithstanding anything to the contrary in this Article 9, nothing contained in this Article 9 shall constitute a waiver, release or subordination of any Claim under Bankruptcy Code section 503(b).


                                   ARTICLE 10

                           RETENTION OF JURISDICTION

         Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Case after the Effective Date as is legally permissible, including jurisdiction to:

                  (a) Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims, Interests and Administrative Claims;

                  (b) Grant or deny any applications for allowance of compensation for professionals authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

                  (c) Resolve any matters relating to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which the Debtor is a party or with respect to which the Debtor or the Revested Debtor may be liable, including without limitation the determination of whether such contract is executory for the purposes of Bankruptcy Code section 365, and hear, determine and, if necessary, liquidate any Claims arising therefrom;

                  (d) Enter orders approving the Debtor's post-Confirmation sale or other disposition of Assets under Bankruptcy Code section 363;

                  (e) Ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

                  (f) Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtor or the Revested Debtor that may be pending in the Chapter 11 Case on the Effective Date;

                  (g) Hear and determine matters concerning state, local or federal taxes in accordance with Bankruptcy Code sections 346, 505 or 1146;

                  (h) Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and the Confirmation Order;

                  (i) Hear and determine any matters concerning the enforcement of the provisions of Article 9 of this Plan and any other releases contemplated by this Plan;

                  (j) Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or the Confirmation Order;

                  (k) Permit the Debtor or the Revested Debtor, to the extent authorized pursuant to Bankruptcy Code section 1127, to modify the Plan or any agreement or document created in connection with the Plan, or remedy any defect or omission or reconcile any inconsistency in the Plan or any agreement or document created in connection with the Plan;

                  (l) Approve any post-Confirmation Date amendments to the Settlement Agreement that require Bankruptcy Court approval pursuant to Section
11.6 below;

                  (m) Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

                  (n) Enter and enforce such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated, or distributions pursuant to the Plan are enjoined or stayed;

                  (o) Determine any other matters that may arise in connection with or relating to the Plan or any agreement or the Confirmation Order;

                  (p) Enter any orders in aid of prior orders of the Bankruptcy Court;

                  (q) Hear and determine any request of the Reconstituted Committee for authority and approval to take any actions or enforce any remedies pursuant to Section 5.4 or 11.2 hereof;

                  (r) Hear and determine any request of the Reconstituted Committee for the appointment of an Authorized Agent(as defined in the $40 Million LC) consistent with the terms and conditions of the $40 Million LC;

                  (s) Determining whether the MedPartners Funding Commitment with respect to MPN Provider Claims and MPN Plan Preserved Claims has been fully satisfied; and

                  (t)  Enter an order concluding the Chapter 11 Case.


                                   ARTICLE 11

                            MISCELLANEOUS PROVISIONS

         11.1 REQUEST FOR NON-CONSENSUAL CONFIRMATION. To the extent each Impaired Class of Claims or Interests does not vote to accept the Plan, the Debtor requests that the Court confirm the Plan under the cramdown provisions of Bankruptcy Code section 1129(b).

         11.2 POST-EFFECTIVE DATE OVERSIGHT OF THE REVESTED DEBTOR. On the Effective Date, the Committee shall be reconstituted to consist of four (4) members, two (2) of whom shall be selected by the Providers or Provider representatives serving on the Committee as of the Confirmation Date and two (2) of whom shall be selected by the Health Plans serving on the Committee as of the Confirmation Date (the "Reconstituted Committee"). The Reconstituted Committee shall be authorized to employ one law firm as counsel (unless such law firm is unable to represent the Reconstituted Committee with respect to a particular matter, in which case a separate law firm may be employed sole to handle that particular matter), which firm (or firms) shall be entitled to compensation from the Operating Reserve. The Reconstituted Committee shall be authorized to employ Crossroads, LLC as its financial advisor through the end of the calendar month immediately following the calendar month during which the Effective Date occurs. Crossroads, LLC shall be entitled to compensation from the Operating Reserve. The Reconstituted
Committee and its advisors shall be authorized solely to oversee distributions under this Plan and to exercise those remedies available to the Reconstituted Committee under this Plan or the Committee under the Settlement Agreement; provided, however, that if the Revested Debtor fails to perform any material obligations under this Plan, the Reconstituted Committee may, upon notice and a hearing, seek a Bankruptcy Court order to enforce the provisions of the Plan and may employ such experts as may be necessary to advise the Reconstituted Committee with respect to such action.

         11.3 TERMINATION OF EXAMINER ORDER. On the Effective Date, the Examiner Order shall terminate and be of no further force or effect.

         11.4 MODIFICATION OF THE PLAN. Subject to the restrictions on plan modifications set forth in Bankruptcy Code section 1127, the Debtor and the Revested Debtor reserve the right to alter, amend or modify the Plan before its substantial consummation.

         11.5 REVOCATION OF THE PLAN. The Debtor reserves the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtor revokes or withdraws the Plan, or if Confirmation does not occur or if the Plan odes not become effective, then the Plan shall be null and void, and nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtor; (b) constitute an admission of any fact or legal conclusion by the Debtor or any other Entity; or (c) prejudice in any manner the rights of the Debtor in any further proceedings involving the Debtor.

         11.6 AMENDMENT OF THE SETTLEMENT AGREEMENT. The Settlement Agreement shall not be amended after the Confirmation Date in any manner that is adverse to the interests of MPN, the Estate, Consenting Plans or Consenting Providers unless the Bankruptcy Court shall have approved such amendment following notice and a hearing.


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

         11.7  GOVERNING LAW.  Unless a rule of law or procedure is supplied by
(i) federal law (including the Bankruptcy Code and Bankruptcy Rules), or (ii) an express choice of law provision in any agreement, contract, instrument or document provided for, or executed in connection with, the Plan, the rights and obligations arising under the Plan and any agreements, contracts, documents and instruments executed in connection with the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of California without giving effect to the principles of conflict of laws thereof.

         11.8 NO ADMISSIONS. Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by the Debtor with respect to any matter set forth herein including, without limitation, liability on any Claim or the propriety of any Claims classification.

         11.9 SEVERABILITY OF PLAN PROVISIONS. If prior to Confirmation any term or provision of the Plan that does not govern the treatment of Claims or Interests is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, Impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

         11.10 SUCCESSORS AND ASSIGNS. The rights, benefits and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Entity.

         11.11 SATURDAY, SUNDAY OR LEGAL HOLIDAY. If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of

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
such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

         11.12 NO DIMINISHMENT OF MEDPARTNERS FUNDING COMMITMENT. Neither the Plan nor the Confirmation Order shall diminish the MedPartners Funding Commitment as it applies to: (a) holders of Managed Physician Practice Provider Claims; or (b) Consenting Plans insofar as they hold Managed Physician Practice Provider Claims or Plan Preserved Claims against a Managed Physician Practice.

         11.13 NO PRECLUSIVE EFFECT. The failure of a party to object to anything contained in or omitted from the Disclosure Statement shall not be deemed to be acquiescence to the accuracy or adequacy of such matter, or in any other manner act as a waiver or estoppel in any other existing or future litigation.


Dated: September 14, 2000                    MEDPARTNERS PROVIDER NETWORK, INC.




                                             By:  /s/ BRADLEY S. KARRO
                                                -------------------------------



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